Exhibit 4.6
AMENDMENT NO. 1

Dated as of December 22, 2022

to

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of September 24, 2021

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of December 22, 2022 by and among nVent Finance S.à r.l., a Luxembourg private limited liability company (Société à responsabilité limitée) having its registered office at 26, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés, Luxembourg) under number B219846 (the “Company”), nVent Electric plc, an Irish public limited company (the “Parent”), and Hoffman Schroff Holdings, Inc., a Delaware corporation (collectively with the Company and the Parent, the “Loan Parties”), the Lenders party hereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”), under that certain Amended and Restated Credit Agreement dated as of September 24, 2021 by and among the Loan Parties, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Loan Parties have requested that the Lenders agree to make certain modifications to the Credit Agreement; and

WHEREAS, the Loan Parties, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1.Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below (such date, the “Amendment Effective Date”), the parties hereto agree that the Credit Agreement (including, to the extent contemplated by Annex A hereto, the Exhibits thereto) shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement (including the Exhibits thereto) attached as Annex A hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”).
2.Conditions of Effectiveness. This Amendment shall become effective as of the first date on which each of the following conditions shall have been satisfied:

a.The Administrative Agent (or its counsel) shall have received counterparts of this Amendment duly executed by each of the Loan Parties, each of the Lenders and the Administrative Agent.
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b.The Administrative Agent shall have received payment and/or reimbursement of the Administrative Agent’s and its affiliates’ fees and expenses (including, to the extent invoiced (in reasonable detail) at least one (1) Business Day prior to the Amendment Effective Date, the reasonable, documented and invoiced fees, disbursements and other charges of one primary counsel (and one additional local counsel in each applicable jurisdiction) for the Administrative Agent) in accordance with the Loan Documents.

The Administrative Agent shall notify the Company and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

3.Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants as follows:

a.Each of this Amendment and the Amended Credit Agreement constitutes a valid and binding agreement of each Loan Party enforceable against the applicable Loan Parties in accordance with its terms, except to the extent that the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter affecting creditors’ rights generally, any mandatory applicable provisions of Luxembourg law of general application and general principles of equity.

b.As of the date hereof and immediately after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers set forth in the Amended Credit Agreement (other than the representations contained in Sections 3.04(b) and 3.05 of the Amended Credit Agreement) are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect is true and correct in all respects), or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date.

4.Confirmation of Guarantees. The Parent, by its execution of this Amendment, hereby consents to this Amendment and confirms and ratifies that all of its obligations as a Guarantor under the Amended Credit Agreement shall continue in full force and effect for the benefit of the Administrative Agent and the Lenders with respect to the Amended Credit Agreement.

5.Reference to and Effect on the Credit Agreement.

a.From and after the effectiveness of the amendment to the Credit Agreement evidenced hereby, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Amended Credit Agreement, shall, unless the context otherwise requires, refer to the Amended Credit Agreement, and the term “Credit Agreement”, as used in the other Loan Documents, shall mean the Amended Credit Agreement.

b.Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

c.The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any
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other documents, instruments and agreements executed and/or delivered in connection therewith.

d.This Amendment shall be a Loan Document.

6.Governing Law; Jurisdiction. This Amendment shall be construed in accordance with and governed by the law of the State of New York. Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to only the jurisdiction of (i) the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan) and (ii) any U.S. federal or Illinois state court sitting in Chicago, Illinois, and in each case any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

7.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

NVENT FINANCE S.À R.L.,
as the Company

By: /s/ Sara Zawoyski
Name: Sara Zawoyski
Title: CFO, nVent
Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of September 24, 2021
nVent Finance S.à r.l.

NVENT ELECTRIC plc,
as the Parent

By: /s/ Benjamin Peric
Name: Benjamin Peric
Title: Director
Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of September 24, 2021
nVent Finance S.à r.l.

HOFFMAN SCHROFF HOLDINGS, INC.,
as a Borrower

By: /s/s Tyler Krutzig
Name: Tyler Krutzig
Title: V.P. Finance
Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of September 24, 2021
nVent Finance S.à r.l.

JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Administrative Agent

By: /s/ Will Price
Name: Will Price
Title: Vice President
Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of September 24, 2021
nVent Finance S.à r.l.

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Eric Hill
Name: Eric Hill
Title: Director
Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of September 24, 2021
nVent Finance S.à r.l.

MUFG BANK, LTD.,
as a Lender

By: /s/ Brett Parker
Name: Brett Parker
Title: Authorized Signatory
Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of September 24, 2021
nVent Finance S.à r.l.

CITIBANK, N.A.,
as a Lender

By: /s/ James Oleskewicz
Name: James Oleskewicz
Title: Vice President
Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of September 24, 2021
nVent Finance S.à r.l.

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Tyrone Parker
Name: Tyrone Parker
Title: Vice President
Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of September 24, 2021
nVent Finance S.à r.l.

GOLDMAN SACHS BANK USA,
as a Lender

By: /s/ Keshia Leday
Name: Keshia Leday
Title: Authorized Signatory
Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of September 24, 2021
nVent Finance S.à r.l.

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Ana Gaytan
Name: Ana Gaytan
Title: Assistant Vice President
Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of September 24, 2021
nVent Finance S.à r.l.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Casey P. Kelly
Name: Casey P. Kelly
Title: Director
Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of September 24, 2021
nVent Finance S.à r.l.

BANK OF CHINA, LOS ANGELES BRANCH
as a Lender

By: /s/ Liming Xiao
Name: Liming Xiao
Title: SVP & Branch Manager
Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of September 24, 2021
nVent Finance S.à r.l.

BANK OF MONTREAL, LONDON BRANCH
as a Lender

By: /s/ Andrea Grosz
Name: Andrea Grosz
Title: Director
Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of September 24, 2021
nVent Finance S.à r.l.

ANNEX A

Attached

Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of September 24, 2021
nVent Finance S.à r.l.

J.P.Morgan

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of
September 24, 2021
among
NVENT ELECTRIC plc
as Parent,

NVENT FINANCE S.À R.L.
as Company,

HOFFMAN SCHROFF HOLDINGS, INC.
as an Affiliate Borrower

The Other Affiliate Borrowers From Time to Time Party Hereto,
The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.
as Administrative Agent,

BANK OF AMERICA, N.A.
MUFG BANK, LTD.
CITIBANK, N.A. and
U.S. BANK NATIONAL ASSOCIATION
as Syndication Agents,
and
GOLDMAN SACHS BANK USA
PNC BANK, NATIONAL ASSOCIATION
WELLS FARGO BANK, NATIONAL ASSOCIATION and
BANK OF CHINA, LOS ANGELES BRANCH
as Documentation Agents

JPMORGAN CHASE BANK, N.A.
BofA SECURITIES, INC.
MUFG BANK, LTD.
CITIBANK, N.A. and
U.S. BANK NATIONAL ASSOCIATION
as Joint Bookrunners and Joint Lead Arrangers

US-DOCS\~~137232058.1~~137232058.4

TABLE OF CONTENTS
Page

ARTICLE I. DEFINITIONS_____________________________________________________5

SECTION 1.01 Defined Terms_____________________________________________ 5
SECTION 1.02 Classification of Loans and Borrowings ~~47~~45
SECTION 1.03 Terms Generally ~~47~~45
SECTION 1.04 Accounting Terms; GAAP ~~47~~46
SECTION 1.05 Interest Rates; ~~LIBOR~~Benchmark Notification ~~48~~46
SECTION 1.06 Luxembourg Terms ~~49~~46
SECTION 1.07 Certain Calculations ~~49~~47
SECTION 1.08 Divisions ~~49~~47
SECTION 1.09 Leverage Ratios ~~49~~47
SECTION 1.10 Amendment and Restatement of the Existing Credit Agreement ~~49~~47

ARTICLE II. THE CREDITS ~~50~~48

SECTION 2.01 Commitments ~~50~~48
SECTION 2.02 Loans and Borrowings ~~50~~48
SECTION 2.03 Requests for Borrowings ~~51~~49
SECTION 2.04 Determination of Dollar Amounts ~~52~~50
SECTION 2.05 Swingline Loans ~~52~~50
SECTION 2.06 Letters of Credit ~~54~~52
SECTION 2.07 Funding of Borrowings ~~60~~57
SECTION 2.08 Interest Elections ~~60~~58
SECTION 2.09 Termination and Reduction of Commitments ~~62~~60
SECTION 2.10 Repayment and Amortization of Loans; Evidence of Indebtedness ~~63~~61
SECTION 2.11 Prepayment of Loans ~~64~~62
SECTION 2.12 Fees ~~65~~63
SECTION 2.13 Interest ~~66~~64
SECTION 2.14 Alternate Rate of Interest ~~68~~66
SECTION 2.15 Increased Costs ~~71~~69
SECTION 2.16 Break Funding Payments ~~72~~70
SECTION 2.17 Taxes ~~73~~71
SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs ~~81~~78
SECTION 2.19 Mitigation Obligations; Replacement of Lenders ~~82~~80
SECTION 2.20 Expansion Option ~~83~~81
SECTION 2.21 Market Disruption ~~85~~83
SECTION 2.22 Judgment Currency ~~86~~84
SECTION 2.23 Designation of Affiliate Borrowers ~~86~~84
SECTION 2.24 Defaulting Lenders ~~87~~84
SECTION 2.25 Extension of Maturity Date. ~~89~~86

ARTICLE III. REPRESENTATIONS AND WARRANTIES ~~91~~89

SECTION 3.01 Corporate Existence and Power. ~~91~~89
SECTION 3.02 Corporate and Governmental Authorization; Contravention. ~~91~~89

SECTION 3.03 Binding Effect. ~~91~~89
SECTION 3.04 Financial Information ~~91~~89
SECTION 3.05 Litigation, etc. ~~92~~89
SECTION 3.06 ERISA Compliance. ~~92~~89
SECTION 3.07 Taxes. ~~92~~90
SECTION 3.08 Not an Investment Company. ~~92~~90
SECTION 3.09 Environmental Matters ~~92~~90
SECTION 3.10 Use of Proceeds. ~~92~~90
SECTION 3.11 Disclosure. ~~92~~90
SECTION 3.12 Anti-Corruption Laws and Sanctions. ~~93~~90
SECTION 3.13 Domiciliation; Centre of Main Interests ~~93~~91
SECTION 3.14 Swiss Non-Bank Rules ~~94~~91
SECTION 3.15 Affected Financial Institutions ~~94~~92
SECTION 3.16 Irish Loan Party ~~94~~92
SECTION 3.17 Tax Residence ~~94~~92

ARTICLE IV. CONDITIONS ~~94~~92

SECTION 4.01 Effective Date ~~94~~92
SECTION 4.02 Each Credit Event ~~95~~93
SECTION 4.03 Designation of an Affiliate Borrower ~~96~~93

ARTICLE V. AFFIRMATIVE COVENANTS ~~97~~95

SECTION 5.01 Information. ~~97~~95
SECTION 5.02 Use of Proceeds ~~99~~97
SECTION 5.03 Compliance with Contractual Obligations and Laws ~~99~~97
SECTION 5.04 Insurance. ~~99~~97
SECTION 5.05 Ownership of Borrowers. ~~99~~97
SECTION 5.06 Payment of Taxes ~~99~~97
SECTION 5.07 Swiss Non-Bank Rule ~~100~~97
SECTION 5.08 Loan Party Location ~~100~~98
SECTION 5.09 Tax Residence ~~100~~98
SECTION 5.10 Service of Process Agent ~~100~~98

ARTICLE VI. NEGATIVE COVENANTS ~~100~~98

SECTION 6.01 Maximum Net Leverage Ratio ~~100~~98
SECTION 6.02 Minimum Interest Coverage Ratio ~~101~~99
SECTION 6.03 Negative Pledge. ~~101~~99
SECTION 6.04 Consolidations, Mergers and Sales of Assets; Acquisitions. ~~103~~101
SECTION 6.05 Subsidiary Debt. ~~103~~101
SECTION 6.06 OFAC and Anti-Corruption Laws ~~104~~102

ARTICLE VII. EVENTS OF DEFAULT ~~105~~103

ARTICLE VIII. THE ADMINISTRATIVE AGENT ~~108~~106

SECTION 8.01 Authorization and Action ~~108~~106
SECTION 8.02 Administrative Agent’s Reliance, Indemnification, Etc ~~110~~108
SECTION 8.03 Posting of Communications. ~~111~~109
SECTION 8.04 The Administrative Agent Individually ~~113~~111
SECTION 8.05 Successor Administrative Agent ~~113~~111
SECTION 8.06 Acknowledgement of Lenders and Issuing Banks. ~~114~~112
SECTION 8.07 Certain ERISA Matters ~~115~~113

ARTICLE IX. MISCELLANEOUS ~~116~~114

SECTION 9.01 Notices ~~116~~114
SECTION 9.02 Waivers; Amendments ~~118~~116
SECTION 9.03 Expenses; Indemnity; Damage Waiver ~~120~~118
SECTION 9.04 Successors and Assigns ~~122~~120
SECTION 9.05 Survival ~~127~~125
SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution ~~127~~125
SECTION 9.07 Severability ~~128~~126
SECTION 9.08 Right of Setoff ~~129~~126
SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process ~~129~~127
SECTION 9.10 WAIVER OF JURY TRIAL ~~130~~128
SECTION 9.11 Headings ~~130~~128
SECTION 9.12 Confidentiality ~~131~~128
SECTION 9.13 USA PATRIOT ~~Ac~~Act; Beneficial Ownership Regulation ~~132~~130
SECTION 9.14 Interest Rate Limitation ~~132~~130
SECTION 9.15 No Fiduciary Duty, etc ~~132~~130
SECTION 9.16 Acknowledgement and Consent to Bail-In of Affected Financial
Institutions ~~133~~131
SECTION 9.17 Confirmation of Lender’s Status as Swiss Qualifying Lender ~~134~~131
SECTION 9.18 Acknowledgement Regarding Any Supported QFCs ~~134~~132

ARTICLE X. PARENT GUARANTEE ~~134~~132

SCHEDULES:
Schedule 2.0	--	Commitments
Schedule 2.0	--	Swingline Sublimits
Schedule 6.0	--	List of Existing Liens
Schedule 6.0	--	Existing Debt

EXHIBITS:

Exhibit A -- Form of Assignment and Assumption
Exhibit B-1 -- Form of Opinion of Foley & Lardner LLP
Exhibit B-2 -- Form of Opinion of Arthur Cox

Exhibit B-3 -- Form of Opinion of Allen & Overy
Exhibit C-1 -- Form of Increasing Lender Supplement
Exhibit C-2 -- Form of Augmenting Lender Supplement
Exhibit D-1 -- Form of Revolving Credit Note
Exhibit D-2 -- Form of Term Loan Note
Exhibit E -- List of Closing Documents
Exhibit F-1 -- Form of Affiliate Borrowing Agreement
Exhibit F-2 -- Form of Affiliate Borrowing Termination
Exhibit G-1 -- Form of Borrowing Request
Exhibit G-2 -- Form of Interest Election Request
Exhibits H-1-4 -- Form of U.S. Tax Compliance Certificates
Exhibit I -- Form of Irish Qualifying Lender Confirmation

“ABR”, when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars.

“Acquisition” means any transaction or series of related transactions (excluding any transaction solely among the Parent and/or one or more persons that are already Subsidiaries) that result, directly or indirectly, in (a) the acquisition by the Parent or any Subsidiary of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person; provided that the Parent or a Subsidiary is the ultimate surviving entity.

“Acquisition Debt” means any Debt of the Parent or any of its Subsidiaries that has been issued for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Debt of the Parent, any of its Subsidiaries or the person(s) or assets to be acquired); provided that (a) the release of the proceeds thereof to the Parent and its Subsidiaries is contingent upon the consummation of such Material Acquisition and, pending such release, such proceeds are held in escrow (and, if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such acquisition is terminated prior to the consummation of such Material Acquisition or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Debt, such proceeds shall be promptly applied to satisfy and discharge all obligations of the Parent and its Subsidiaries in respect of such Debt) or (b) such Debt contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits or requires such Debt to be redeemed or prepaid if such Material Acquisition is not consummated by the date specified in the definitive documentation relating to such Debt (and if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Material Acquisition is terminated in accordance with its terms prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Debt, such Debt is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be).

“Acquisition-Related Incremental Term Loans” has the meaning assigned to such term in Section 2.20.

“Additional Commitment Lender” has the meaning assigned to such term in Section 2.25(d).

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Pounds Sterling, an interest rate per annum equal to the Daily Simple RFR for Pounds Sterling, (ii) with respect to any RFR Borrowing comprised of Swingline Loans denominated in euro, an interest rate per annum equal to the Daily Simple RFR for euro and
(iii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10% ; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBO Rate” means, with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in euro for any Interest Period, an interest rate per annum equal to (a) the

EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted ~~LIBO~~Term SOFR Rate” means, with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the ~~LIBO~~Term SOFR Rate for such Interest Period ~~multiplied by (b) the Statutory Reserve Rate~~, plus (b) 0.10% ; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMCB (including its branches and affiliates) in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent arising under Section 9.04.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise (but, for the avoidance of doubt, no individual shall be deemed to be an Affiliate of a Person solely because such individual is a director (or the equivalent thereof) or senior officer of such Person).

“Affiliate Borrower Sublimit” means $300,000,000.

“Affiliate Borrowers” means, collectively, the Initial Affiliate Borrower and any Eligible Subsidiary that becomes an Affiliate Borrower pursuant to Section 2.23 and, in each case, that has not ceased to be an Affiliate Borrower; and “Affiliate Borrower” means any of the Affiliate Borrowers.

“Affiliate Borrowing Agreement” means an Affiliate Borrowing Agreement substantially in the form of Exhibit F-1.

“Affiliate Borrowing Termination” means an Affiliate Borrowing Termination substantially in the form of Exhibit F-2.

“Agreed Currencies” means with respect to (a) Revolving Loans, Agreed Loan Currencies and (b) Letters of Credit, Agreed LC Currencies.

“Agreed LC Currencies” means (a) the Agreed Loan Currencies and (b) any other currency that is (i) readily available and freely transferable and convertible into Dollars and (ii) agreed to by the Company, the Administrative Agent and the relevant Issuing Bank.

“Agreed Loan Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling and (iv) any other currency that is (A) a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars and (B) agreed to by the Administrative Agent and each of the Revolving Lenders.

“Agreement” has the meaning specified in the introductory paragraph.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted ~~LIBO~~Term SOFR Rate for a one month Interest Period ~~in Dollars on~~as published two
U.S. Government Securities Business Days prior to such day (or if such day is not a U.S.

Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%,; provided that for the purpose of this definition, the Adjusted ~~LIBO~~Term SOFR Rate for any day shall be based on the ~~LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the LIBO Interpolated Rate)~~Term SOFR Reference Rate at approximately ~~11:00 a.m. London time on such day~~5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 ~~hereof~~ (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as ~~so~~ determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Amendment No. 1 Effective Date” means December 22, 2022.

“Ancillary Document” has the meaning assigned to such term in Section 9.06.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent and its affiliated companies concerning or relating to bribery, corruption or money laundering.

“Applicable LC Sublimit” means (i) with respect to JPMCB in its capacity as an Issuing Bank under this Agreement, $40,000,000, (ii) with respect to Bank of America, N.A. in its capacity as an Issuing Bank under this Agreement, $40,000,000, (iii) with respect to MUFG Bank, Ltd.in its capacity as an Issuing Bank under this Agreement, $40,000,000, (iv) with respect to Citibank, N.A. in its capacity as an Issuing Bank under this Agreement, $40,000,000, (v) with respect to U.S. Bank National Association in its capacity as an Issuing Bank under this Agreement, $40,000,000 and (vi) with respect to any other Person that becomes an Issuing Bank pursuant to the terms of this Agreement, such amount as agreed to in writing by the Company, the Administrative Agent and such Person at the time such Person becomes an Issuing Bank pursuant to the terms of the Agreement, as each of the foregoing amounts may be decreased or increased from time to time with the written consent of the Company, the Administrative Agent and the Issuing Banks (provided that any increase in the Applicable LC Sublimit with respect to any Issuing Bank shall only require the consent of the Company and such Issuing Bank).

“Applicable Maturity Date” has the meaning assigned to such term in Section 2.25(a).
“Applicable Parties” has the meaning assigned to such term in Section 8.03(c).
“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, Revolving Credit Exposure, LC Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments) and (b) with respect to the Term Loans, (i) at any time prior to advancing any of the Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s Term Loan Commitment and the denominator of which is the aggregate Term Loan Commitments of all Term Lenders, (ii) at any time after advancing any of the Term Loans but while any Term Loan Commitments remain outstanding, a percentage equal to a fraction, the numerator of which is such Lender’s Term Loan Commitment plus such Lender’s outstanding principal amount of the Term Loans and the denominator of which is the aggregate Term Loan Commitments of all Term Lenders plus the aggregate outstanding principal amount of the Term Loans of all Term Lenders, and (iii) at any time after advancing the Term Loans and the termination of the Term Loan Commitments, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans and the denominator of which is the aggregate outstanding principal amount of the Term Loans of all Term Lenders; provided that, in the case of each of the foregoing clauses (a) and (b), in the case of Section 2.24 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment and/or Term Loan Commitment, as applicable, shall be disregarded in the calculation.

“Applicable Rate” means, for any day, with respect to any ~~Eurocurrency~~Term Benchmark Revolving Loan, any ~~Eurocurrency~~Term Benchmark Term Loan, any ABR Revolving Loan, any ABR Term Loan, or any RFR Loan~~, any CBR Loan~~, or with respect to the facility fees and ticking fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “~~Eurocurrency~~Term Benchmark / RFR Spread for Revolving Loans”, “~~Eurocurrency~~Term Benchmark / RFR Spread for Term Loans”, “ABR Spread for Revolving Loans”, “ABR Spread for Term Loans”~~, “RFR / CBR Spread for Revolving Loans”~~  or “Facility Fee / Ticking Fee”, as the case may be, based upon the Pricing Level applicable on such date.

Pricing Level	Facility Fee / Ticking Fee	~~Eurocurrency Spread for Revolving Loans~~	Term Benchmark / RFR / ~~CBR~~ Spread for Revolving Loans	ABR Spread for Revolving Loans	~~Eurocurrency~~Term Benchmark / RFR Spread for Term Loans	ABR Spread for Term Loans
Level I	0.10%	~~0.90%~~	0.90%	—%	1.00%	—%
Level II	0.125%	~~1.00%~~	1.00%	—%	1.125%	0.125%
Level III	0.15%	~~1.10%~~	1.10%	0.10%	1.25%	0.25%
Level IV	0.175%	~~1.20%~~	1.20%	0.20%	1.375%	0.375%
Level V	0.225%	~~1.40%~~	1.40%	0.40%	1.625%	0.625%

For purposes hereof: (i) Pricing Level I, Leverage Level 1 and Ratings Level A are equivalent and correspond to each other, (ii) Pricing Level II, Leverage Level 2 and Ratings Level B are equivalent and correspond to each other, (iii) Pricing Level III, Leverage Level 3 and Ratings Level C are equivalent and correspond to each other, (iv) Pricing Level IV, Leverage Level 4 and Ratings Level D are equivalent and correspond to each other and (v) Pricing Level V, Leverage Level 5 and Ratings Level E are equivalent and correspond to each other.

At any time of determination, the Pricing Level shall be determined by reference to the Leverage Level or the Ratings Level, as the Company shall from time to time elect by written notice to the Administrative Agent, and any change in Pricing Level resulting from such election by the Company shall be effected as promptly as practicable by the Administrative Agent after receiving such written election from the Company. Notwithstanding anything to the contrary set forth in this definition, it is understood and agreed that Pricing Level III shall be deemed to be applicable from the Effective Date until the Administrative Agent’s receipt of the financial statements and related compliance certificate for the Parent’s fiscal quarter ending on or about September 30, 2021 (it being understood and agreed

Levels in the immediately foregoing table (such Level A, Level B, Level C, Level D and Level E, collectively, the “Levels” and each a “Level”), the Ratings Level shall be based upon the intermediate Level; (d) if all three of the rating agencies shall have a Public Debt Rating in effect and two out of the three ratings of S&P, Moody’s and Fitch are at the same Level, then the Ratings Level shall be based on such Level, (e) if only two Public Debt Ratings from S&P, Moody’s and Fitch are available and such ratings fall within different Levels, then the Ratings Level shall be based on the higher rating unless such ratings differ by two or more Levels, in which case the applicable Ratings Level will be deemed to be one Level above the lower of such Levels, (f) if any rating established by S&P, Moody’s or Fitch shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; (g) if S&P, Moody’s or Fitch shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P, Moody’s or Fitch, as the case may be, shall refer to the then equivalent rating by S&P, Moody’s or Fitch, as the case may be

(and if there is no such equivalent rating, to the rating most recently in effect prior to such change); and (h) if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect the unavailability of ratings from such rating agency and, pending the effectiveness of such amendment, the Ratings Level shall be determined by reference to the rating (and the Level applicable thereto) most recently in effect prior to such cessation.

“Applicable Time” means, with respect to any Borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a). “Approved Fund” has the meaning assigned to such term in Section 9.04.
“Approved Jurisdictions” means Ireland, Switzerland, Luxembourg, the United States and England and Wales.

“Arrangers” means each of JPMCB, BofA Securities, Inc., MUFG Bank, Ltd., Citibank, N.A. and U.S. Bank National Association in its capacity as a joint bookrunner and joint lead arranger hereunder.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Augmenting Lender” is defined in Section 2.20.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Loan Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (fe) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bail-In Lender” is defined in Section 2.19(b).

“Banking Services” means each and any of the following bank services provided to the Parent or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement services, automated clearinghouse transactions, return items services, any direct debit scheme or arrangement, overdraft services and interstate depository network services).

“Banking Services Agreement” means any agreement entered into by the Parent or any Subsidiary in connection with Banking Services.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et
seq.).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Loan Currency, the applicable Relevant Rate for such Agreed Loan Currency or (ii) ~~Eurocurrency~~Term Benchmark Loan, the Relevant Rate for such Agreed Loan Currency; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its~~ and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Loan Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause
(b) ~~or clause (c)~~ of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, ~~(i)~~ in the case of any Loan denominated in a Foreign Currency ~~or~~
~~(ii) in the case of an Other Benchmark Rate Election~~, “Benchmark Replacement” shall mean the alternative set forth in (~~3~~2) below:

~~(1)    in the case of any Loan denominated in Dollars, the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

(~~2~~1)    in the case of any Loan denominated in Dollars, the ~~sum of: (a)~~Adjusted Daily Simple ~~SOFR and (b) the related Benchmark Replacement Adjustment~~RFR for RFR Borrowings denominated in Dollars; or

(32)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Loan Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

~~provided that, in the case of clause (1), such Unadjusted Benchmark~~ Replacement is displayed on a screen or other information service commonly used in the banking industry for such purpose that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion and consistent with such selection generally under other substantially similar syndicated credit facilities for which it acts as the administrative agent; provided further that, that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Company shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “ Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the fir st proviso ~~above).~~

~~If~~provided that if the Benchmark Replacement as determined pursuant to clause (1), or clause (2~~) or (3~~) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero)~~(1) for purposes of clauses (1)~~

~~and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent reasonably and in good faith:~~

~~(a)    the spread adjustment, or method for calculating or determining such~~ spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is fir st set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark ~~Replacement for the applicable Corresponding Tenor;~~

~~(b)    the spread adjustment (which may be a positive or negative value or~~ zero) as of the Reference Time such Benchmark Replacement is fir st set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with ~~respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the~~ spread adjustment, or method for calculating or determining such spread adjustment, (which ~~may be a positive or negative value or zero)~~, that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Loan Currency at such time ~~in the United States;~~.

~~provided that, in the case of clause (1) above, such adjustment is displayed on a~~ screen or other information service commonly used in the banking industry for such purpose that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and consistent with such selection generally under other substantially similar syndicated credit facilities for which it acts as the ~~administrative agent.~~

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent ~~reasonably and in~~, in consultation with the Company, decides in its reasonable good faith ~~decides~~discretion may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent ~~in~~decides in its reasonable good faith ~~decides~~discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable good faith discretion that no market practice for the administration of such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent, in consultation with the Company, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided~~,~~  that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause
(3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;.

~~(3)    in the case of a Term SOFR Transition Event, the date that is thirty (30)~~ days after the date a Term SOFR Notice is provided to the Lenders and the Company ~~pursuant to Section 2.14(c) so long as the Administrative Agent has not received by such time, written notice of objection to such Term SOFR Notice from the Company; or~~

~~(4)    in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6~~th~~) Business Day after the date notice of such Early Opt-in Election~~ or Other Benchmark Rate Election, as applicable, is provided to the Lenders (and the Company), so long as the Administrative Agent has not received, by 5:00 p.m., New ~~York City time, on the fifth (5~~th~~) Business Day after the date notice of such Early Opt-in~~ Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate ~~Election, as applicable, from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely as of a specific date,; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Loan Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof)

permanently or indefinitely as of a specific date; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Affiliate Borrower.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of ~~Eurocurrency~~Term Benchmark Loans, as to which a single Interest Period is in effect, (b) a Term Loan of the same Type and Class, made, converted or continued on the same date and, in the case of ~~Eurocurrency~~Term Benchmark Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03 in substantially the form attached hereto as Exhibit G-1 or such other form as the Administrative Agent may approve from time to time.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be
(i) in relation ~~to the calculation or computation of LIBOR, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (ii) in relation~~ to Loans denominated in euro and in relation to the calculation or computation of ~~EURIBOR~~the EURIBO Rate, any such day ~~which~~that is a TARGET Day ~~and~~, (~~iii~~ii) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is ~~only~~ an RFR Business Day. and
(iii) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“Calendar Quarter” means each of the four calendar quarters of each calendar year ending each March 31, June 30, September 30 and December 31 of each calendar year.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the applicable Issuing Bank and the Revolving Lenders, as collateral or support for the LC Exposure, cash or deposit account balances, or a standby letter of credit from a financial institution satisfactory to the Administrative Agent, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means the Applicable Rate applicable to a Loan that is replaced by a CBR Loan.

“Central Bank Rate” means~~, (A)~~  the greater of (i) (A) for any Loan denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) euro, one of the following three rates as may be selected by the Administrative Agent reasonably and in good faith: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time, or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (c) any other Foreign Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable good faith discretion ~~and (ii) 0%~~ ; plus (B) the applicable Central Bank Rate Adjustment and (ii) the Floor .

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in:

(a) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of ~~SONIA for the last~~the Adjusted Daily Simple RFR for Pounds Sterling Borrowings for the five ~~(5)~~most recent RFR Business Days ~~for which SONIA~~preceding such day for which the Adjusted Daily Simple RFR for Pounds Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest ~~SONIA~~such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period,

(b) euro, a rate equal to the difference (which may be a positive or negative value or zero) of
(i) the average of the Adjusted EURIBO Rate for the ~~last~~ five ~~(5)~~most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of euro in effect on the last Business Day in such period, and

(c) any other Foreign Currency determined after the Effective Date, an adjustment as determined by the Administrative Agent in its reasonable good faith discretion designed to represent the reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans.

For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (i)(B) of the definition of such term and (y) the EURIBO Rate on any day shall be based on the EURIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month ~~(or, in the event the EURIBO Screen Rate for deposits in the applicable Agreed Currency is not available for such maturity of one month, shall be based on the EURIBO Interpolated Rate as of such time); provided that if such rate shall be less than zero, such rate shall be deemed to be zero.~~.

“Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, except to the extent they are merely proposed and not in effect, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.14.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time “Combination” has the meaning assigned to such term in Section 2.09(c). “Combined Lender” has the meaning assigned to such term in Section 2.09(c).
“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment and Term Loan Commitment. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C) or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Revolving Commitment or Term Loan Commitment pursuant to the terms hereof, as applicable.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.18.

“Credit Event” means a Borrowing, the issuance or extension of a Letter of Credit, the amendment of a Letter of Credit that increases the face amount thereof, an LC Disbursement or any of the foregoing.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.

“Credit Party” means the Administrative Agent, the Issuing Banks, the Swingline Lenders or any other Lender.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to ~~the greater of (a)~~, for any RFR Loan denominated in (i) Pounds Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is ~~a~~an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not ~~a~~an RFR Business Day, the ~~Business~~RFR Business Day immediately preceding such RFR Interest Day, (ii) euro (solely with respect to Swingline Loans denominated in euro), ESTR for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (~~b) 0% . Any change in~~iii) Dollars, Daily Simple ~~RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Company~~SOFR.

“Daily Simple SOFR” means, for any day~~,~~  (a “ SOFR~~, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if the Administrative Agent reasonably and in good faith decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable good faith discretion.~~ Rate Day”), a rate per annum equal to SOFR for the day that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.

“Debt” means, with respect to any Person at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued liabilities

(including employee compensation and benefit obligations) arising in the ordinary course of business,
(iv) the outstanding principal obligations of such Person as lessee under ~~capital~~finance leases, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (it being understood that if such Debt has not been assumed by such Person, the amount of such Debt shall be deemed to be the lesser of the fair market value at such date of such asset and the amount of such Debt), (vi) the aggregate outstanding investment or claim held by purchasers, assignees or transferees of (or of interests in) receivables of such Person in connection with any Securitization Transaction, (vii) all non-contingent reimbursement obligations of such Person under letters of credit and bank guarantees, and (viii) all Debt (as defined above) of others Guaranteed by such Person. Notwithstanding the foregoing, Debt shall exclude (a) any customary purchase price adjustments, earnouts, holdbacks and deferred payments of a similar nature in connection with a Permitted Acquisition (including deferred compensation representing consideration or other contingent obligations incurred in connection with a Permitted Acquisition), (b) any obligations in respect of customer advances in the ordinary course of business consistent with past practices,
(c) defeased, discharged and/or redeemed indebtedness so long as (1) neither the Parent nor any Subsidiary has any liability (contingent or otherwise) with respect to such indebtedness and (2) the cash, securities and/or other assets used to defease, discharge and/or redeem such indebtedness are not, directly or indirectly, an asset of the Parent or any Subsidiary and (d) interest, fees, make-whole amounts, premiums, charges or expenses, if any, relating to the principal amount of Debt. In the event any of the foregoing Debt is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Debt shall be equal to the lesser of the amount of such Debt and the fair market value of such asset or assets, as determined by the Company in good faith, at the date for determination of the amount of such Debt. For the avoidance of doubt, the amount of Debt of any Person at any date will be calculated without duplication of any Guarantee in respect thereof.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within three (3) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Company or the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event and/or (ii) a Bail-In Action.

“Departing Lender” means each lender under the Existing Credit Agreement that executes and delivers to the Administrative Agent a Departing Lender Signature Page.

“Departing Lender Signature Page” means the signature page to this Agreement on which it is indicated that the Departing Lender executing the same shall cease to be a party to the Existing Credit Agreement on the Effective Date.

~~“Designated Borrower” means, unless otherwise specified by the Administrative Agent to the Company and the Lenders, any Affiliate Borrower that is organized under the laws of Luxembourg or any other jurisdiction designated from time to time by the Administrative Agent due to operational limitations relating to the ability to fund ABR Loans to such Affiliate Borrower .~~

~~“Designated Loan” means a Designated Revolving Loan, a Designated Swingline Loan or a Designated Term Loan, as applicable.~~

~~“Designated Revolving Loan” means a Revolving Loan denominated in Dollars to a Designated Borrower .~~

~~“Designated Swingline Loan” means a Swingline Loan denominated in Dollars to a Designated Borrower .~~

~~“Designated Term Loan” means a Term Loan denominated in Dollars to a Designated Borrower .~~

“Designated Persons” means any Person listed on a Sanctions List.

“Disqualified Institutions” means (i) those Persons identified by the Company to the Administrative Agent and the Lenders in writing prior to the Effective Date, (ii) those Persons that are reasonably determined by the Company to be competitors of the Company or any of its Subsidiaries and which have been specifically identified by the Company to the Administrative Agent and the Lenders in writing prior to the Effective Date and (iii) in the case of each of clauses (i) and (ii) (and any supplements thereto as contemplated below), any of their respective Affiliates, to the extent any such Affiliate (x) is clearly identifiable as an Affiliate of the applicable Person solely by similarity of such Affiliate’s name and (y) is not a bona fide debt investment fund that is an Affiliate of such Person; provided that, the Company, by notice to the Administrative Agent and the Lenders after the Effective Date, shall be permitted to supplement from time to time in writing by name the list of Persons that are Disqualified Institutions to the extent that the Persons added by such supplements are determined by the Company to be competitors of the Company or any of its Subsidiaries (or Affiliates of such competitors that are not bona fide debt investment funds). Each such supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent and the Lenders (including through an Approved Electronic Platform) in accordance with Section 9.01, but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans). It is understood and agreed that (i) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Institution, (ii) the Company’s failure to deliver such list (or supplement thereto) in accordance with Section 9.01 shall render such list (or supplement) not received and not effective and
(iii) “Disqualified Institution” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent (which notice may be distributed to the Lenders) from time to time in accordance with Section 9.01.

“Disregarded Entity” means an entity that, pursuant to Treas. Reg. § 301.7701-2(c)(2), is disregarded for U.S. federal income Tax purposes as an entity separate from its owner.

“Documentation Agent” means each of Goldman Sachs Bank USA, PNC Bank, National Association, Wells Fargo Bank, National Association and Bank of China, Los Angeles Branch in its capacity as documentation agent for the credit facilities evidenced by this Agreement.

“Dollar Amount” of any amount of any currency means, at the time of determination thereof,
(a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with such Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent, in consultation with the Company, using any reasonable method of determination it deems reasonably appropriate) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent, in consultation with the Company, using any reasonable method of determination it deems reasonably appropriate.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means each Subsidiary of the Parent other than a Foreign Subsidiary. “DQ List” has the meaning specified in Section 9.04(e)(iv) hereof.
“ Early Opt-in Election” means, if the then current Benchmark with respect to Dollars ~~is the LIBO Rate, the occurrence of:~~

~~(1)    a notification by the Administrative Agent to (or the request by the~~ Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities in the United States at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon ~~SOFR) as a benchmark rate, and~~

~~(2)    the joint election by the Administrative Agent and the Company to~~ tr igger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the ~~Lenders.~~

“EBITDA” means, for any period, the sum of the consolidated net income of the Parent for such period excluding the effect of (a) any non-cash gains (including any non-cash gains arising from the adoption of mark-to-market accounting with respect to pension or other retirement benefit plans);
(b) any non-cash losses, charges and expenses (including any non-cash loss, charge or expense arising from the adoption of mark-to-market accounting with respect to pension or other retirement benefit plans); (c) any earnings from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, such earnings shall be excluded in the calculation of EBITDA (i) only when and to the extent such operations are actually disposed of and (ii) if the sales revenue generated by the applicable entity or business unit in the twelve (12) months prior to such disposition was $25,000,000 or more); (d) fees, costs, expenses, premiums, make-whole or penalty payments, other similar items and, in the case of clause (v) below, awards, settlement payments and similar amounts, in each case, incurred after the Effective Date arising out of (i) Permitted Acquisitions, (ii) investments and dispositions not prohibited by this Agreement, (iii) any incurrence, issuance, repayment or refinancing of Debt

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Parent within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ESTR” means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate for such Business Day published by the ESTR Administrator on the ESTR Administrator’s Website.

“ESTR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).

“ESTR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.

“EU” means the European Union.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

~~“EURIBO Interpolated Rate” means, at any time, with respect to any Eurocurrency~~ Borrowing denominated in euro and for any Interest Period, the rate per annum determined reasonably and in good faith by the Administrative Agent (which determination shall be conclusive and binding absent demonstrable error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBO Screen Rate for the longest period (for which the EURIBO Screen Rate is available for euro) that is shorter than the Impacted EURIBO

Rate Interest Period; and (b) the EURIBO Screen Rate for the shortest period (for which the EURIBO Screen Rate is available for euro) that exceeds the Impacted EURIBO Rate Interest Period, in each case, at such time; provided that, if any EURIBO Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of ~~this Agreement.~~

“EURIBO Rate” means, with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in euro and for any Interest Period, the EURIBO Screen Rate ~~at approximately 11:00 a.m., Brussels time,~~ two (2) TARGET Days prior to the commencement of such Interest Period; provided that, if the EURIBO Screen Rate shall not be available at such time for such Interest Period (an “ Impacted EURIBO Rate Interest Period”) with respect to euro then the EURIBO ~~Rate shall be the EURIBO Interpolated Rate~~.

“EURIBO Screen Rate” means~~, for any day and time, with respect to any Eurocurrency Borrowing denominated in euro and for any Interest Period,~~  the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of ~~such~~that rate) for ~~euro for~~ the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another commercially recognized page or service displaying the relevant rate after consultation with the Company. ~~If the EURIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~

~~“EURIBOR” has the meaning assigned to such term in Section 1.05.~~

“euro” and/or “EUR” means the single currency of the Participating Member States.

~~“Eurocurrency”, when used in reference to a currency means an Agreed Currency and~~ when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate or the Adjusted EURIBO Rate (other than when used with reference to any Eurocurrency Swingline Loan, in which case “ Eurocurrency” means that such Loan bears ~~interest at a rate determined by reference to the Eurocurrency Swingline Rate) except pursuant to clause (c) of the definition of “Alternate Base Rate”.~~

~~“Eurocurrency Payment Office” of the Administrative Agent shall mean, for each of~~ the Agreed Currencies which is a Foreign Currency and each Designated Loan, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency or Designated Loan, as applicable, as specified from time to time by the Administrative Agent to ~~the Company and each Lender .~~

~~“Eurocurrency Swingline Loan” means a Swingline Loan bearing interest at the~~ Eurocurrency Swingline Rate (including, for the avoidance of doubt, a Designated Swingline ~~Loan).~~

~~“Eurocurrency Swingline Rate” means the sum of (i) the percentage rate per annum~~ which is equal to the rate (rounded upwards to six decimal places) at which overnight deposits ~~in the relevant currency in an amount approximately equal to the amount with respect to which~~ such rate is being determined would be offered by the Swingline Lender as of 11:00 a.m. Local Time on the day of the proposed Eurocurrency Swingline Loan in the London interbank market for such currency to major banks in such market (provided that, if such rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement) plus (ii) ~~the Applicable Rate for Eurocurrency Borrowings.~~

“Event of Default” has the meaning assigned to such term in Article VII; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would

~~“FCA” has the meaning assigned to such term in Section 1.05.~~

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financial Officer” means (i) with respect to the Company, a Manager of the Company; and
(ii) with respect to the Parent, the Chief Financial Officer, the Chief Accounting Officer or the Treasurer of the Parent.

“Fitch” means Fitch Ratings, Inc.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the ~~LIBO~~Adjusted Term SOFR Rate, the Adjusted EURIBO Rate ~~or the~~, each Adjusted Daily Simple RFR, or the Central Bank Rate, as applicable.  ~~As of~~For the ~~Effective Date, the Floor is~~avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, each Adjusted Daily Simple RFR or the Central Bank Rate shall be 0%.

“Foreign Currencies” means each Agreed Currency other than Dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn, available and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Currency Payment Office” of the Administrative Agent shall mean, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender .

“Foreign Currency Sublimit” means $300,000,000.

“Foreign Lender” means a Lender that is neither a U.S. Person nor a Disregarded Entity that is treated for U.S. federal income Tax purposes as having as its sole owner a Person that is a U.S. Person.

“Foreign Subsidiary” means, with respect to any Person, each Subsidiary of such Person that is incorporated or organized under the laws of a jurisdiction located outside of the United States or any state thereof.

“GAAP” means generally accepted accounting principles as from time to time in effect in the United States of America.

“Governmental Authority” means any federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency, ministry or instrumentality or political subdivision thereof or any entity, officer, minister or other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” means, with respect to any Person, any obligation of such Person, contingent or otherwise, directly or indirectly guaranteeing any Debt of any other Person or in any manner providing for the payment of any Debt of any other Person or otherwise protecting the holder of such Debt against loss (whether by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a correlative meaning. It is understood that the amount of any Guarantee of or by any Person shall be deemed to be the lower of (a) the amount of Debt in respect of which such Guarantee exists and (b) the maximum amount for which such Person may be liable pursuant to the instrument embodying such Guarantee. For the avoidance of doubt, in the event any Guarantee is limited to recourse against a particular asset or assets of such Person, the amount of such Guarantee shall be equal to the lesser of the amount of such Guarantee and the fair market value of such asset or assets, as determined by such Person in good faith, at the date for determination of the amount of such Guarantee.

“Guarantor” means the Parent.

“Hazardous Materials” means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent or the Subsidiaries shall be a Hedging Agreement.

~~“Impacted EURIBO Rate Interest Period” has the meaning assigned to such term in the definition of “EURIBO Rate”.~~

~~“Impacted LIBO Rate Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.~~

“Increasing Lender” has the meaning assigned to such term in Section 2.20. “Incremental Term Loan” has the meaning assigned to such term in Section 2.20.
“Incremental Term Loan Amendment” has the meaning assigned to such term in Section
2.20.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by any Loan Party under any Loan Document and (b) Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b). “Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.
“Initial Affiliate Borrower” means Hoffman Schroff Holdings, Inc., a Delaware corporation. “Initial Term Loan Funding Date” means the date on which the conditions specified in
Section 4.02 are satisfied (or waived in accordance with Section 9.02) and the first Term Loans are advanced to the Company pursuant to Section 2.01.

“Initial Term Loans” means the first Term Loans advanced to the Company on the Initial Term Loan Funding Date.

“Insolvency Regulation” shall mean the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Interest Coverage Ratio” means, for any period, the ratio of (i) EBITDA for such period to
(ii) Interest Expense (excluding any Interest Expense in respect of intercompany Debt), to the extent paid in cash, for such period.

“Interest Expense” means, for any period, the sum, without duplication, of consolidated interest expense of the Parent and its Subsidiaries for such period (including, in each case to the extent included in interest expense on the Parent’s consolidated income statement, the interest component of ~~capital~~finance leases, the interest component of Synthetic Lease Obligations, facility, commitment and usage fees, and fees for standby letters of credit), plus consolidated yield or discount accrued, during such period on the aggregate outstanding investment or claim held by purchasers, assignees or other transferees of (or of interests in) receivables of the Parent and its Subsidiaries in connection with any Securitization Transaction (regardless of the accounting treatment of such Securitization Transaction), plus net payments (if any) pursuant to Hedging Agreements, minus the sum (without duplication) of (a) annual administrative agent fees, (b) costs associated with obtaining swap agreements and any interest expense attributable to the movement of the mark-to-market valuation of obligations under swap agreements or other derivative instruments and any one-time costs associated with breakage in respect of swap agreements for interest rates, (c) costs associated with the issuance or incurrence of debt, including amortization and write-off of deferred and other financing fees, debt issuance costs, commissions, fees and expenses and original issue discount, (d) PIK interest, (e) any non-cash expense in respect of any interest component relating to accretion or accrual of discounted liabilities and (f) net receipts (if any) pursuant to Hedging Agreements.

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08 in substantially the form attached hereto as Exhibit G-2 or such other form as the Administrative Agent may approve from time to time.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the applicable Maturity Date,
(b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the applicable Maturity Date, (c) with respect to any ~~Eurocurrency Loan (including a Eurocurrency Swingline Loan)~~Term Benchmark Loan, the last day of ~~the~~each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the applicable Maturity Date, and (d) with respect to any Swingline Loan ~~(other than a Eurocurrency Swingline Loan)~~, the day that such Loan is required to be repaid and the applicable Maturity Date.

“Interest Period” means ~~(a)~~ with respect to any ~~Eurocurrency~~Term Benchmark Borrowing ~~(other than a Eurocurrency Swingline Loan), the~~, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or such other period of time as is acceptable to each of the Lenders) (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect ~~and (b) with respect to any Eurocurrency Swingline Loan, the period commencing on the date of such Loan and ending on the date one week thereafter~~ ; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless~~, in the case of a Eurocurrency Borrowing (other than a Eurocurrency Swingline Loan) only,~~  such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period ~~pertaining to a Eurocurrency Borrowing (other than a Eurocurrency Swingline Loan)~~ that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(fe) (and not reinstated pursuant to Section 2.14(e)) shall be available for specification in ~~such~~any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter, other than for purposes of Section 4.02, shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Ireland” means Ireland, exclusive of Northern Ireland.

“Irish Borrower” means any Affiliate Borrower resident for tax purposes in Ireland.
“Irish Companies Act” means the Companies Act 2014 of Ireland.
“Irish Guarantor” means the Parent.

“Irish Loan Party” means any Irish Borrower or any Irish Guarantor or any Affiliate Borrower incorporated in Ireland.

“Irish Qualifying Lender” means a Lender which is beneficially entitled to interest payable to it in respect of an advance under this Agreement, and is:

(a) a bank within the meaning of Section 246 of the Irish TCA which is carrying on a bona fide banking business in Ireland for the purposes of Section 246(3)(a) of the Irish TCA and whose Facility Office is located in Ireland; or

(b)

(i)    a company (within the meaning of Section 246 of the Irish TCA) which by virtue of the laws of a Relevant Territory is resident in that Relevant Territory for the purposes of tax and that Relevant Territory imposes a tax that generally applies to interest receivable in that Relevant Territory by companies from sources outside that Relevant Territory; or

(ii)    a company (within the meaning of Section 246 of the Irish TCA) in receipt of interest under this Agreement which:

(A)    is exempted from the charge to Irish income tax under an Irish Treaty between Ireland and the country in which the Lender is resident for

“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.06(b).
“Liabilities” means any losses, claims, damages or liabilities.
~~“LIBO Interpolated Rate” means, at any time, with respect to any Eurocurrency~~ Borrowing denominated in Dollars and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent demonstrable error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for Dollars) that is shorter than the Impacted LIBO Rate Interest Period; and (b) the

LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for Dollars) that exceeds the Impacted LIBO Rate Interest Period, in each case, at such time; provided that if any LIBO Interpolated Rate as so determined would be less than zero, such ~~rate shall be deemed to be zero for the purposes of this Agreement.~~

~~“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in~~ Dollars and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period (or , in the case of a Swingline Borrowing, on the date of commencement of such Interest Period); provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “ Impacted LIBO Rate Interest Period”) with respect to Dollars then the LIBO Rate ~~shall be the LIBO Interpolated Rate.~~

~~“LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency~~ Borrowing denominated in Dollars and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or , in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes ~~of this Agreement.~~

~~“LIBOR” has the meaning assigned to such term in Section 1.05.~~

“Lien” means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, regulation, decree or contract, including (a) any lien or security interest arising from any mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or consignment or bailment for security purposes and (b) the interest of a person under a ~~capital~~finance lease (but excluding the interest of a lessor under an operating lease).

“Liquidity” means, at any time, the amount of unrestricted an unencumbered cash and cash equivalent investments of the Parent and its Subsidiaries at such time that is not subject to any Lien other than Liens permitted under Section 6.03 that is in excess of $5,000,000 but in no event to exceed $250,000,000.
“Limited Conditionality Acquisition” has the meaning assigned to such term in Section 2.20. “Limited Conditionality Acquisition Agreement” has the meaning assigned to such term in
Section 2.20.

“Loan Documents” means this Agreement, each Affiliate Borrowing Agreement, each Affiliate Borrowing Termination, each Letter of Credit Agreement, any promissory notes executed and delivered pursuant to Section 2.10(d), each Borrowing Request and any and all other instruments and documents executed and delivered in connection with any of the foregoing.

“Loan Party” means the Parent, the Company and each Affiliate Borrower.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement, it being understood that conversions and continuations of Loans are not Loans hereunder.

“Local Time” means (i) Chicago time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars ~~(other than Designated Loans)~~ and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency ~~and Designated Loans~~ (it being understood that such local time shall mean (a) London, England time with respect to any Foreign Currency (other than euro) and ~~Designated Loans and~~ (b) Brussels, Belgium time with respect to euro, in each case of the foregoing clauses (a) and (b) unless otherwise notified by the Administrative Agent).

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Debtor Relief Laws” means (i) bankruptcy (faillite) within the meaning of Articles 437 et seq. of the Luxembourg Commercial Code, (ii) controlled management (gestion contrôlée) within the meaning of the Luxembourg grand-ducal regulation of May 24, 1935 on controlled management, (iii) voluntary arrangement with creditors (concordat préventif de la faillite) within the meaning of the Luxembourg law of April 14, 1886 on arrangements to prevent insolvency, as amended, (iv) suspension of payments (sursis de paiement) within the meaning of Articles 593 et seq. of the Luxembourg Commercial Code, and (v) voluntary or compulsory liquidation pursuant to the Luxembourg law of August 10, 1915 on commercial companies.

“Luxembourg Person” means an entity that (i) is organized under the laws of the Grand-Duchy of Luxembourg, (ii) has its center of main interests, within the meaning of the Insolvency Regulation, in Luxembourg or (iii) has an establishment, within the meaning of the Insolvency Regulation, in Luxembourg.

“Luxembourg Relief” means bankruptcy (faillite), controlled management (gestion contrôlée), voluntary arrangement with creditors (concordat préventif de la faillite), suspension of payments (sursis de paiement) and voluntary or compulsory liquidation, as such terms are understood within the Luxembourg Debtor Relief Laws, and also means any other proceedings affecting the rights of creditors generally or the appointment of an interim administrator (administrateur provisoire).

“Material Acquisition” means any acquisition if the aggregate consideration paid or to be paid (including liabilities to be assumed as part of the purchase consideration) by the Parent or a Subsidiary in respect of such acquisition is equal to or greater than $250,000,000.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, operations or financial condition of the Parent and its Subsidiaries taken as a whole or (ii) the ability of any Loan Party to perform its obligations hereunder; provided, however, that specific events, circumstances, changes, effects or conditions (and not general economic or industry conditions) specifically applicable to the Parent and its Subsidiaries disclosed in any Form 10-K, Form 10-Q or Form 8-K filed by the Parent with the SEC prior to the Effective Date shall not constitute a “Material Adverse Effect” to the extent so disclosed.

“Material Financial Obligations” means Debt or Synthetic Lease Obligations of the Parent or any Subsidiary (excluding amounts owed to the Parent or any Subsidiary that is wholly-owned

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if ~~both~~none of such rates are ~~not so~~ published for any day that is a Business Day, the term “NYFRB Rate” means the rate quoted for such ~~day~~date for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker unaffiliated with the Administrative Agent of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than ~~zero~~0% , such rate shall be deemed to be ~~zero~~0% for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, examinership, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Parent and its Subsidiaries to any of the Lenders, any of the Issuing Banks, any indemnified party and the Administrative Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury. “Organizational Documents” means, (a) with respect to any corporation or unlimited liability company, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“ Other Benchmark Rate Election” means, if the then-current Benchmark is the LIBO ~~Rate, the occurrence of:~~

~~(1)    a request by the Company to the Administrative Agent to notify each of~~ the other parties hereto that, at the determination of the Company, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a ~~benchmark rate, and~~

~~(2)    the joint election by the Administrative Agent and the Company to~~ tr igger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the ~~Lenders.~~

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender or any Issuing Bank, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means any and all present or future stamp, registration or documentary Taxes or any other excise or property Taxes, charges or similar Taxes or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, but excluding Excluded Taxes.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar ~~borrowings~~transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate reasonably determined by the Administrative Agent or the relevant Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.

“Parent” means nVent Electric plc, an Irish public limited company.
“Participant” has the meaning set forth in Section 9.04(c).
“Participant Register” has the meaning set forth in Section 9.04(c).
“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Patriot Act” has the meaning assigned to it in Section 9.13.
“Payment” has the meaning assigned to it in Section 8.06(c).
“Payment Notice” has the meaning assigned to it in Section 8.06(c).
“PBGC” means the Pension Benefit Guaranty Corporation and any successor thereto.

“Permitted Acquisition” means any Acquisition by the Parent or a Subsidiary which satisfies each of the following requirements: (i) no Event of Default or Default has occurred and is continuing at the time of, or will result upon giving effect to, such Acquisition; and (ii) in the case of the Acquisition of any Person, the board of directors (or equivalent governing body) of the Person being acquired (or all of the equity holders thereof) shall have approved such Acquisition.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Parent or any ERISA Affiliate for employees of the Parent or such ERISA Affiliate or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Parent or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined reasonably and in good faith by the Administrative Agent) or any similar release by the Board (as determined reasonably and in good faith by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Debt Rating” means the rating that has been most recently announced by S&P, Moody’s or Fitch, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Company (or if no such rating is then in effect with respect to such debt, then the corporate, issuer or similar rating with respect to the Parent that has been most recently announced by S&P, Moody’s or Fitch, as the case may be) or, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.18.

“Reference Time” with respect to any setting of the then-current Benchmark means (i) if such Benchmark is the ~~LIBO~~Term SOFR Rate, ~~11:00 a.m., London~~5:00 a.m., Chicago time, on the day that is two (2) ~~London banking days~~U.S. Government Securities Business Days preceding the date of such setting, (ii) if such Benchmark is the EURIBO Rate, 11:00 a.m., Brussels time, two (2) TARGET Days preceding the date of such setting, (iii) if the RFR for such Benchmark is SONIA, then ~~five (5)~~four (4) RFR Business Days prior to such setting, (iv) if the RFR for such Benchmark is Daily Simple SOFR, then four (4) RFR Business Days prior to such setting or (~~iv~~v) if such Benchmark is none of the ~~LIBO~~Term SOFR Rate, Daily Simple SOFR, the EURIBO Rate or SONIA, the time determined by the Administrative Agent in its reasonable good faith discretion.

“Register” has the meaning set forth in Section 9.04(b).

“Related Indemnified Person” has the meaning assigned to it in Section 9.03(b).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in ~~Euro,~~euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto or (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in Dollars, the ~~LIBO~~Adjusted Term SOFR Rate, (ii) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in ~~Euro~~euro, the Adjusted EURIBO Rate or (iii) with respect to any RFR Borrowing denominated in Pounds Sterling or Dollars, the applicable Adjusted Daily Simple RFR, as applicable.

“Relevant Screen Rate” means (i) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in Dollars, the ~~LIBO Screen~~Term SOFR Reference Rate or (ii) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in ~~Euro~~euro, the EURIBO Screen Rate~~, as applicable~~.

“Relevant Territory” means:

(a)     member state of the European Communities (other than Ireland); or

(b)    to the extent not a member state of the European Communities, a jurisdiction with which Ireland has entered into a double taxation treaty that either has the force of law by virtue of Section 826(1) of the Irish TCA or which will have the force of law on completion of the procedures set out in Section 826(1) of the Irish TCA.

“Replacement Lender” has the meaning assigned to such term in Section 2.09(c).

“Required Lenders” means, subject to Section 2.24, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Article VII or the Revolving Commitments terminating or expiring, Lenders having Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the total Credit Exposures and Unfunded Commitments at such time; provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Article VII, the Unfunded Revolving Commitment of each Revolving Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Article VII or the Revolving Commitments expire or terminate, Lenders having Credit Exposures representing more than 50% of the sum of the total Credit Exposures; provided that, in the case of clauses (a) and (b) above, (x) the Revolving Credit Exposure of any Revolving Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.24 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unused Revolving Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and (y) for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is the Parent or an Affiliate of the Parent shall be disregarded.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (i) with respect to the Company, a Manager of the Company;
(ii) with respect to the Parent, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer or the Treasurer of the Parent; and (iii) with respect to any other Loan Party, a manager, a director, the chief executive officer, the chief operating officer, the president, any vice president (if appointed by the board of directors or similar governing body of such Loan Party), the chief financial officer, the treasurer or any assistant treasurer of such Loan Party, or any other officer having substantially the same authority and responsibility.

“Retired Commitments” has the meaning assigned to such term in Section 2.09(c).
“Reuters” means Thomson Reuters Corp., Refinitiv or any successor thereto.
“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender, if any, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C) or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Revolving Commitment pursuant to the terms hereof, as applicable. The initial aggregate amount of the Revolving Lenders’ Revolving Commitments is
$600,000,000.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Credit Maturity Date” means the five year anniversary of the Effective Date, as extended (in the case of each Revolving Lender consenting thereto) pursuant to Section 2.25; provided, however, in each case, if such date is not a Business Day, the Revolving Credit Maturity Date shall be the next preceding Business Day.

“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“RFR” means, for any RFR Loan denominated in (a) Pounds Sterling, SONIA, (b) euro (but solely with respect to a Swingline Loan denominated in euro), ESTR and (c) Dollars, Daily Simple SOFR, and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the applicable Adjusted Daily Simple RFR.

~~“RFR” means, for any RFR Loan denominated in Pounds Sterling, SONIA.~~

~~“RFR Administrator” means the SONIA Administrator .~~

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London., (b) euro (but solely with respect to a Swingline Loan denominated in euro), any day except for (i) a Saturday, (ii) a Sunday or (iii) any day on which the TARGET2 payment system is not open for the settlement of payments in euro and (c) Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc.

“Sanctioned Country” means a country, region or territory which is at any relevant time subject to comprehensive Sanctions (at the time of ~~this Agreement,~~the Amendment No. 1 Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctions” means:

(a)    economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the US government and administered by OFAC; and

(b)    economic or financial sanctions imposed, administered or enforced from time to time by the US State Department, the US Department of Commerce, the US Department of the Treasury or other relevant sanctions authority.

“Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the US government and administered by OFAC, the US State Department, the US Department of Commerce or the US Department of the Treasury or the United Nations Security Council or any similar list maintained by any other U.S. government entity or other relevant sanctions authority, in each case as the same may be amended, supplemented or substituted from time to time.

“SEC” means the Securities and Exchange Commission of the United States, or any Governmental Authority succeeding to any of its principal functions.

“Securitization Transaction” means any sale, assignment or other transfer by the Parent or any Subsidiary of accounts receivable, lease receivables, financial assets or other payment obligations owing to the Parent or such Subsidiary or any interest in any of the foregoing (other than sales of defaulted receivables, foreign receivables or similar items in the ordinary course of business), together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of the Parent or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables, financial assets or other payment obligations.

“Senior Financial Officer” means the Chief Financial Officer, the Chief Accounting Officer or the Treasurer of the Parent.

“Service of Process Agent” means (i) so long as the Initial Affiliate Borrower is a Borrower hereunder, the Initial Affiliate Borrower and (ii) to the extent the Initial Affiliate Borrower ceases to be a Borrower hereunder in accordance with the terms of Section 2.23, CT Corporation Systems, with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011.

“SOFR” means~~, with respect to any Business Day,~~  a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s ~~website~~Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Ancillary Obligations” means all obligations and liabilities (including interest and fees accruing during the pendency of any bankruptcy, insolvency, examinership, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Subsidiaries, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, to the Lenders or any of their Affiliates under any Hedging Agreement or any Banking Services Agreement; provided that the definition of “Specified Ancillary Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted ~~LIBO Rate or Adjusted~~ EURIBO Rate~~, as applicable,~~  for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D~~. Eurocurrency Loans~~ of the Board. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage, and the Administrative Agent shall notify the Company promptly of any such adjustment.

“Subsidiary” of a Person means a company, corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other “Syndication Agent” means each of Bank of America, N.A., MUFG Bank, Ltd., Citibank, N.A. and U.S. Bank National Association in its capacity as syndication agent for the credit facilities evidenced by this Agreement.

“Synthetic Lease Obligations” means obligations under operating leases ~~(as determined pursuant to Statement of Financial Accounting Standards No. 13)~~ of properties which are reported for United States income tax purposes as owned by the Parent or a Consolidated Subsidiary. The amount of Synthetic Lease Obligations under any such lease shall be determined in accordance with GAAP as if such operating lease were a ~~capital~~finance lease.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, reasonably determined by the Administrative Agent to be a suitable replacement, such determination to be consistent with such determination generally under other syndicated credit facilities for which it acts as administrative agent) is open for the settlement of payments in euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, fees, value added taxes, or any other goods and services, use or sales taxes, assessments, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Term SOFR Rate (except pursuant to clause (c) of the definition of “Alternate Base Rate”) or the Adjusted EURIBO Rate.

“Term Lender” means, as of any date of determination, each Lender having a Term Loan Commitment or that holds Term Loans.

“Term Loan Availability Period” means the period from and including the Effective Date to the earlier of (i) September 23, 2022 and (ii) the date of termination of all of the Term Loan Commitments.

“Term Loan Commitment” means (a) as to any Term Lender, the aggregate commitment of such Term Lender to make Term Loans as set forth on Schedule 2.01 or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C) or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make Term

Loans, which aggregate commitment shall be $300,000,000 on the date of this Agreement. After advancing the Term Loan, each reference to a Term Lender’s Term Loan Commitment shall refer to that Term Lender’s Applicable Percentage of the Term Loans.

“Term Loan Maturity Date” means the five year anniversary of the Effective Date, as extended (in the case of each Term Lender consenting thereto) pursuant to Section 2.25; provided, however, in each case, if such date is not a Business Day, the Term Loan Maturity Date shall be the next preceding Business Day

“Term Loans” means the term loans made by the Term Lenders to the Company pursuant to Section 2.01(b).

~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

“Term SOFR ~~Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~ Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR ~~Transition Event” means the determination by the Administrative Agent in its reasonable, good faith discretion that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR.~~Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator .

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified reasonably and in good faith by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Total Revolving Credit Exposure” means, at any time, the sum of (a) the outstanding principal amount of the Revolving Loans and Swingline Loans at such time and (b) the total LC Exposure at such time.

“Trade Date” has the meaning specified in Section 9.04(e)(i) hereof.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted ~~LIBO~~Term SOFR Rate, the Adjusted EURIBO Rate, the Adjusted Daily Simple RFR, the Alternate Base Rate or the ~~Daily Simple RFR~~Central Bank Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Commitment” means, with respect to each Lender, the sum of its Unfunded Revolving Commitment and its Unfunded Term Loan Commitment.

“Unfunded Revolving Commitment” means, with respect to each Revolving Lender, the Revolving Commitment of such Lender less its Revolving Credit Exposure.

“Unfunded Term Loan Commitment” means, with respect to each Term Loan Lender, the Term Loan Commitment of such Lender less the principal amount of its outstanding Term Loans.

“Unfunded Vested Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the current liability as defined in Section 412(l)(7) of the Code under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all as determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Parent or any ERISA Affiliate to the PBGC or such Plan under Title IV of ERISA.

“United States” and “U.S.” each mean the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” means a Lender that is not a Foreign Lender.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 9.18.
“UK Bankruptcy Event” means:
(a)    a UK Relevant Entity is unable or admits inability to pay its debts (as defined in section 123(1)(a) of the Insolvency Act 1986) as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, or suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties; or

(b)    any corporate action, legal proceedings or other formal procedure or formal step for (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any UK Relevant Entity; (ii) a composition, compromise, assignment or arrangement with any creditor of any UK Relevant Entity; or (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any UK Relevant Entity, or any of the assets of any UK Relevant Entity; save that this paragraph (b) shall conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “~~Eurocurrency~~Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “~~Eurocurrency~~Term Benchmark Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “~~Eurocurrency~~Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “~~Eurocurrency~~Term Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied without giving effect to such change until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein (including computations in respect of compliance with Sections 6.01 and 6.02) shall be made (a) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Parent, the Company or any Subsidiary at “fair value”, as defined therein and (b) without giving effect to any treatment of Debt under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof and (ii) except to the extent contemplated by clause (b) of the second sentence of the definition of “Synthetic Lease Obligations”, without giving effect to any change to, or modification of, GAAP (including any future phase-in of changes to GAAP that have been approved as of December 1, 2018) which would require the capitalization of leases characterized as “ operating leases” as of December 1, 2018 (it being understood and agreed, for the avoidance of doubt, financial statements delivered pursuant to ~~Section 5.01(a) and 5.01(b) shall be prepared without giving effect to this sentence).~~ and excluding for purposes of the preparation and delivery of financial statements as contemplated by this Agreement, any obligations relating to a lease that was accounted for as an operating lease as of the Amendment No. 1 Effective Date and any similar lease entered into thereafter shall be accounted for as obligations relating to an operating lease and not as finance lease obligations or Debt, regardless of whether such obligations are capitalized on the balance sheet.

SECTION 1.05 Interest Rates; ~~LIBOR~~Benchmark Notification. The interest rate on a Loan denominated in ~~an Agreed~~Dollars or a Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. ~~Regulators have signaled the need to use alternative benchmark reference rates for some~~ of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate (“ LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“ FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month Pounds Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month Pounds Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “ synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway ~~to identify new or alternative reference rates to be used in place of LIBOR.~~ Upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election,~~ Section 2.14(b) ~~and Section 2.14(c) provide~~provides a mechanism for determining an alternative rate of interest. The ~~Administrative~~ Agent will promptly notify the Company, pursuant to Section 2.14(e), of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to the Daily Simple RFR, LIBOR, EURIBOR or other rates in the definition of “ LIBO Rate” (or ~~“EURIBO Rate”, as applicable)~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including, without limitation, (i)~~ any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b) or Section 2.14(c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section ~~2.14(d))~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~Daily Simple RFR, the LIBO Rate (or the EURIBO Rate, as applicable)~~existing interest rate being replaced or have the same volume or liquidity as did ~~LIBOR (or the euro interbank offered rate (“EURIBOR”), as applicable)~~any existing interest rate prior to its discontinuance or unavailability (other than, for the avoidance of doubt, in each case with respect to its obligation to apply the definition of such rate in accordance with its terms and comply with its obligations in Article II (including Section 2.14) of this Agreement). The Administrative Agent and its affiliates and/or other related entities may engage in transactions ~~unrelated to the Company and this Agreement~~ that affect the calculation of any ~~Daily Simple RFR,~~ interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the ~~Company~~Borrowers. The Administrative Agent may select information sources or services commonly used in the banking industry for such purposes in its reasonable good faith discretion to ascertain any ~~RFR, Daily Simple RFR or any rate with respect to any Eurocurrency Loan~~interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses

(whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.06 Luxembourg Terms. Notwithstanding any other provision of this Agreement to the contrary, in this Agreement where it relates to any Affiliate Borrower which is organized under the laws of Luxembourg, a reference to: (a) a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, compulsory manager or other similar officer includes a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (b) liquidation, bankruptcy, insolvency, reorganization, moratorium or any similar proceeding shall include (i) insolvency/bankruptcy (faillite) within the meaning of Articles 437 ff. of the Luxembourg Commercial Code, (ii) controlled management (gestion contrôlée) within the meaning of the grand ducal regulation of 24 May 1935 on controlled management, (iii) voluntary arrangement with creditors (concordat préventif de la faillite) within the meaning of the law of 14 April 1886 on arrangements to prevent insolvency, as amended, (iv) suspension of payments (sursis de paiement) within the meaning of Articles 593 ff. of the Luxembourg Commercial Code or (v) voluntary or compulsory winding-up pursuant to the law of 10 August 1915 on commercial companies, as amended, (c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) or having lost or meeting the criteria to lose its commercial creditworthiness (ébranlement de crédit); (e) attachments or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie arrêt); and (f) a “set-off” includes, for purposes of Luxembourg law, legal set-off.

SECTION 1.07 Certain Calculations. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Articles VI and VII under this Agreement being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the fiscal quarter of the Parent immediately preceding the fiscal quarter of the Parent in which the applicable transaction or occurrence requiring a determination occurs.

SECTION 1.08 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.09 Leverage Ratios. Notwithstanding anything to the contrary contained herein, for purposes of calculating any pro forma leverage ratio herein in connection with the incurrence of any Debt, (a) there shall be no netting of the cash proceeds proposed to be received in connection with the incurrence of such Debt and (b) to the extent the Debt to be incurred is revolving Debt, such incurred revolving Debt (or if applicable, the portion (and only such portion) of the increased commitments thereunder) shall be treated as fully drawn.

SECTION 1.10 Amendment and Restatement of the Existing Credit Agreement. The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 4.01, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All “Loans” (the “Existing Loans”) made and “Obligations” incurred under the Existing Credit Agreement which are outstanding on the Effective Date shall (other than any “Term Loans” under (and as defined in) the Existing Credit Agreement to the extent repaid on the Effective Date) continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Revolving Credit Exposure and outstanding Revolving Loans hereunder reflects such Lender’s Applicable Percentage of the outstanding aggregate Revolving Credit Exposures on the Effective Date (without the necessity of executing and delivering any Assignment and Assumption or the payment of any processing or recordation fee), (c) the Existing Loans of each Departing Lender shall be repaid in full (accompanied by any accrued and unpaid interest and fees thereon), each Departing Lender’s “Commitment” under the Existing Credit Agreement shall be terminated and the Departing Lenders shall not be a Lender hereunder (provided, however, that the Departing Lenders shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03) and (d) the Company hereby agrees to compensate each Lender (and the Departing Lenders) for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any ~~Eurocurrency~~Term Benchmark Loans (including the “Eurocurrency Loans” under (and as defined in) the Existing Credit Agreement) and such reallocation (and any repayment or prepayment of each Departing Lender’s Loan) described above, in each case on the terms and in the manner set forth in Section 2.16 hereof.

ARTICLE II.
THE CREDITS
SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, (a) each Revolving Lender (severally and not jointly) agrees to make Revolving Loans to the Borrowers in Agreed Loan Currencies from time to time during the Availability Period in an aggregate principal amount that will not, subject to fluctuations in currency exchange rates and Section 2.11.2 and subject to any application of proceeds of such Borrowing to any Swingline Loans outstanding pursuant to Section 2.10(a)(i), result in (i) subject to Section 2.04, the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment, (ii) subject to Section 2.04, the Dollar Amount of the Total Revolving Credit Exposure exceeding the aggregate Revolving Commitments, (iii) subject to Section 2.04, the sum of the aggregate principal Dollar Amount of all Loans outstanding to Affiliate Borrowers exceeding the Affiliate Borrower Sublimit or (iv) subject to Section 2.04, the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, exceeding the Foreign Currency Sublimit, and (b) each Term Lender with a Term Loan Commitment (severally and not jointly) agrees to make Term Loans to the Company in Dollars in up to three (3) separate drawings during the Term Loan Availability Period, in an aggregate amount equal to such Lender’s Term Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02 Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Term Loans shall amortize as set forth in Section 2.10.

(b)    Subject to Section 2.14, (i) each Revolving Borrowing and Term Loan Borrowing shall be comprised (x) in the case of Borrowings in Dollars, entirely of ABR Loans or ~~Eurocurrency~~Term Benchmark Loans and (y) in the case of Borrowings in any other Agreed Currency, entirely of ~~Eurocurrency~~Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Agreed Currency, as the relevant Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars and ~~no ABR Loan shall be made to a Designated Borrower and~~ (ii) each Swingline Loan shall be (x) an ABR Loan in the case of a Swingline Loan denominated in Dollars ~~(other than a Designated Swingline Loan), (y) a Eurocurrency Swingline~~or (y) an RFR Loan in the case of a Swingline Loan denominated in ~~any Foreign Currency or (z) a Eurocurrency Swingline Loan in the case of a Designated Swingline Loan~~euro or Pounds Sterling. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)    At the commencement of each Interest Period for any ~~Eurocurrency~~Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 1,000,000 units of such currency) and not less than $5,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 5,000,000 units of such currency). At the time that each ABR Borrowing and/or RFR Borrowing is made, such Borrowing shall be in an aggregate Dollar Amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $25,000 (or, if such Swingline Loan is denominated in a Foreign Currency, 25,000 units of such currency) and not less than $100,000 (or, if such Swingline Loan is denominated in a Foreign Currency, 100,000 units of such currency). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) ~~Eurocurrency~~Term Benchmark or RFR Borrowings outstanding.

(d)    Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

SECTION 2.03 Requests for Borrowings. To request a Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request (a) by irrevocable written notice (via a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower) (i) in the case of a ~~Eurocurrency~~Term Benchmark Borrowing denominated in Dollars, not later than 3:00 p.m., Chicago time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing, (ii) in the case of a ~~Eurocurrency~~Term Benchmark Borrowing denominated in euro, not later than 1:00 p.m., Chicago time, four (4) Business Days before the date of the proposed Borrowing or (iii) in the case of an RFR

Borrowing denominated in Pounds Sterling, not later than 12:00 noon, Chicago time, five (5) Business Days before the date of the proposed Borrowing or (b) by irrevocable written notice (via a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower) in the case of an ABR Borrowing, not later than 12:00 noon, Chicago time, on the Business Day of the proposed Borrowing. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)    the name of the applicable Borrower;

(ii)    the Agreed Currency and aggregate principal amount of the requested Borrowing;

(iii)    the date of such Borrowing, which shall be a Business Day;

(iv)    whether such Borrowing is to be an ABR Borrowing~~, a Eurocurrency~~ (in the case of Borrowings denominated in Dollars), a Term Benchmark Borrowing or an RFR Borrowing and whether such Borrowing is a Revolving Borrowing or a Term Loan Borrowing;

(v)    in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, the ~~Agreed Currency and~~ initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)    the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in Dollars ~~(other than a Designated Loan)~~, the requested Borrowing shall be a ~~Eurocurrency~~Term Benchmark Borrowing with an Interest Period of one month’s duration. If no Interest Period is specified with respect to any requested ~~Eurocurrency~~Term Benchmark Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of:

(a)    any Loan denominated in a Foreign Currency, on each of the following: (i) the date of the Borrowing of such Loan and (ii)(A) with respect to any Term Benchmark Loan, each date of a conversion or continuation of such Loan pursuant to the terms of this Agreement, and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month),

(b)    any Letter of Credit denominated in a Foreign Currency, on each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof, and

(c)    any Credit Event, on any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day, and the Administrative Agent shall notify the Company of all such determinations and related computations on such Computation Date.

SECTION 2.05 Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender may in its sole discretion make Swingline Loans in Agreed Loan Currencies to the Company from time to time during the Availability Period, in an aggregate principal Dollar Amount at any time outstanding that will not, subject to fluctuations in currency exchange rates and Section 2.11.2, result in (i) subject to Section 2.04, the Dollar Amount of the aggregate principal amount of outstanding Swingline Loans made by such Swingline Lender exceeding such Swingline Lender’s Swingline Sublimit, except to the extent otherwise agreed by such Swingline Lender and the Company, with notice to be concurrently given to the Administrative Agent, (ii) subject to Section 2.04, any Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment, (iii) subject to Section 2.04, the aggregate principal Dollar Amount of outstanding Swingline Loans exceeding $100,000,000, (iv) subject to Section 2.04, the Dollar Amount of the Total Revolving Credit Exposure exceeding the aggregate Revolving Commitment or (v) subject to Section 2.04, the Dollar Amount of the aggregate principal amount of outstanding Swingline Loans denominated in a Foreign Currency exceeding the Swingline Foreign Currency Sublimit; provided that a Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by (i) irrevocable written notice (via a written Borrowing Request signed by the Company), not later than 1:00 p.m., Chicago time, on the day of a proposed Swingline Loan in Dollars ~~(other than a Designated Swingline Loan)~~ and (ii) irrevocable written notice (via a written Borrowing Request signed by the Company), not later than 9:00 a.m., Local Time, on the day of a proposed ~~Eurocurrency~~ Swingline Loan in ~~a Foreign Currency or a Designated Swingline Loan~~euro or Pounds Sterling. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), applicable currency~~, Interest Period (in the case of a Eurocurrency Swingline Loan)~~, Type and amount of the requested Swingline Loan and the Swingline Lender to make such Swingline Loan. The Administrative Agent will promptly advise such Swingline Lender of any such notice received from the Company. Unless otherwise directed by the Company, each Swingline Lender shall (subject to such Swingline Lender’s discretion to make Swingline Loans as set forth in Section 2.05(a)) make each Swingline Loan to be made by it available to the Company by means of a credit to an account of the Company with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement herein, (i) to the extent such LC Disbursement was made in Dollars, such payment shall, automatically and without notice, be financed with (x) if the LC Disbursement is equal to or greater than $1,000,000, an ABR Revolving Borrowing in Dollars or, at the Company’s election, a Swingline Loan, or (y) if the LC Disbursement is equal to or greater than $100,000 but less than $1,000,000, a Swingline Loan, in each case in an amount equal to such LC Disbursement or (ii) to the extent such LC Disbursement was made in a Foreign Currency, the Company may request in accordance with Section 2.03 that such payment be financed with (i) an ABR Revolving Borrowing or ~~Eurocurrency~~Term Benchmark Revolving Borrowing in Dollars in the Dollar Amount of such LC

Disbursement or (ii) to the extent that such LC Disbursement was made in a Foreign Currency, a ~~Eurocurrency~~Term Benchmark Revolving Borrowing or an RFR Revolving Borrowing in such Foreign Currency (in the event such Foreign Currency is an Agreed Loan Currency) in an amount equal to such LC Disbursement, and, in each case, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Swingline Loan ~~or Eurocurrency~~, Term Benchmark Revolving Borrowing or RFR Revolving Borrowing, as applicable. If the Company fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders, provided that, with respect to any such payment in respect of a Letter of Credit denominated in an Agreed LC Currency that is not an Agreed Loan Currency, any Revolving Lender may make such payment in Dollars in the Dollar Amount of such LC Disbursement), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans, ~~Eurocurrency~~Term Benchmark Revolving Loans, RFR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement. If the Company’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Revolving Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Administrative Agent shall promptly notify the Company prior to payment by the Company, and the Company shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Revolving Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Amount thereof calculated on the date such LC Disbursement is made.

(f)    Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder, or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Foreign Currency to the Company or any Subsidiary or in the relevant currency markets generally. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Banks, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the relevant Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)    Disbursement Procedures. Each Issuing Bank shall, within the time period stipulated by the terms and conditions of the applicable Letter of Credit following its receipt thereof (and, if no time period is so stipulated, promptly), examine all documents purporting to represent a demand for payment under a Letter of Credit. After such examination, such Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy or email in accordance with Section 9.01) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with Section 2.06(e).

(h)    Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Rate for such Agreed LC Currency plus the then effective Applicable Rate with respect to ~~Eurocurrency~~Term Benchmark Revolving Loans); provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse any Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)    Replacement and Resignation of Issuing Bank. (A) Each Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this to provide an amount of cash collateral or letter of credit cover hereunder as a result of the occurrence of an Event of Default, such amount or letter of credit (to the extent not applied as aforesaid) shall be returned to the Company or the issuer of such letter of credit (as applicable) within three (3) Business Days after all Events of Default have been cured or waived.

(k)    Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (i) that the Company is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Foreign Currency Letter of Credit (other than amounts in respect of which the Company has provided letter of credit cover, or deposited cash collateral, pursuant to paragraph (j) above, if such letter of credit was issued, or cash collateral was deposited, in the applicable Foreign Currency to the extent so deposited or applied), (ii) that the Revolving Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to any Issuing Bank pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Foreign Currency Letter of Credit and (iii) of each Revolving Lender’s participation in any Foreign Currency Letter of Credit under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Amount thereof, calculated on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Revolving Lender in respect of the obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

(l)    Issuing Bank Agreements. Each Issuing Bank agrees that, unless otherwise requested by the Administrative Agent, such Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions and amendments, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

(m)    LC Exposure Determination. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

SECTION 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date specified in accordance with the terms hereof in the Borrowing Request (which, in the case of the Initial Term Loans, shall be the Initial Term Loan Funding Date, and for all other Term Loans each date on which such Term Loans are funded thereafter during the Term Loan

Availability Period) solely by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars ~~(other than a Designated Loan)~~, by 1:00 p.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency ~~and Designated Loans~~, by 1:00 p.m., Local Time, in the city of the Administrative Agent’s ~~Eurocurrency~~Foreign Currency Payment Office for such currency and at such ~~Eurocurrency~~Foreign Currency Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting funds so received in the aforesaid account of the Administrative Agent to (x) an account of the Company maintained with the Administrative Agent in New York City or Chicago and designated by the relevant Borrower in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of such Borrower maintained in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of an ABR Borrowing, prior to 1:00 p.m., Chicago time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable under this Agreement to such Loans, or in the case of Foreign Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08 Interest Elections. (a) Each Borrowing initially shall be of the Type and Agreed Loan Currency specified in the applicable Borrowing Request (or, if not so specified, as provided in Section 2.03) and, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request (or, if not so specified, as provided in Section 2.03). Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)    To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by irrevocable written notice (via an Interest Election Request signed by such Borrower, or the Company on its behalf) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for ~~Eurocurrency~~Term Benchmark Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

(c)    Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)    the name of the applicable Borrower and the Agreed Loan Currency and principal amount of the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be an ABR Borrowing ~~or a Eurocurrency~~(in the case of Borrowings denominated in Dollars), a Term Benchmark Borrowing or an RFR Borrowing; and

(iv)    if the resulting Borrowing is a ~~Eurocurrency~~Term Benchmark Borrowing, the Interest Period ~~and Agreed Currency~~ to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a ~~Eurocurrency~~Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a ~~Eurocurrency~~Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars ~~(other than Designated Loans)~~, such Borrowing shall be converted to an ABR Borrowing; provided that if the Company shall have delivered to the Administrative Agent its customary standard documentation pre-authorizing automatic continuations, such Borrowing shall automatically ~~continue as a Eurocurrency~~be continued as a Term Benchmark Borrowing in ~~Dollars~~its original Agreed Loan Currency with an Interest Period of one month ~~unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11~~at the end of such Interest Period, and (ii) in the case of a Borrowing denominated in a Foreign Currency ~~or a Designated Loan in respect of which the applicable Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period,~~, such Borrower shall be deemed to have selected that such Borrowing shall automatically ~~continue as a Eurocurrency~~be continued as a Term Benchmark Borrowing in ~~the same~~its original Agreed Loan Currency with an Interest Period of one month at the end of such Interest Period. If the relevant

Borrower fails to deliver a timely and complete Interest Election Request with respect to an RFR Borrowing in a Foreign Currency prior to the Interest Payment Date therefor, then, unless such ~~Eurocurrency~~RFR Borrowing is ~~or was~~ repaid ~~in accordance with Section 2.11~~as provided herein, such Borrower shall be deemed to have selected that such RFR Borrowing shall automatically be continued as an RFR Borrowing in its original Agreed Loan Currency bearing interest at a rate based upon the applicable Daily Simple RFR as of such Interest Payment Date. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a ~~Eurocurrency~~Term Benchmark Borrowing and (ii) unless repaid, (x) each ~~Eurocurrency~~Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in Dollars ~~(other than Designated Loans)~~, shall be converted to an ABR Borrowing (in the case of a Term Benchmark Borrowing) at the end of the Interest Period applicable thereto or (in the case of an RFR Borrowing) on the next Interest Payment Date in respect thereof, and (y) each ~~Eurocurrency~~Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in a Foreign Currency shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the ~~Applicable Rate~~CBR Spread; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected ~~Eurocurrency Loan~~Term Benchmark Loans or RFR Loans denominated in any Foreign Currency shall either be (A) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) at the end of the Interest Period or on the Interest Payment Date, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period or on the Interest Payment Date, as applicable, in full; provided that if no election is made by the relevant Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Company of such notice and (y) the last day of the current Interest Period for the applicable ~~Eurocurrency~~Term Benchmark Loan, such Borrower shall be deemed to have elected clause (A) above.

SECTION 2.09 Termination and Reduction of Commitments.

(a)    Unless previously terminated, the Term Loan Commitments shall terminate on the earlier of (i) the funding of all of the Term Loans hereunder, (ii) 3:00 p.m., Chicago time, on the date on which the Term Loan Availability Period expires. Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Credit Maturity Date (subject to Section 2.25). Concurrently with any Term Lender making any Term Loan, such Term Lender’s Term Loan Commitment will be reduced in an amount equal to the amount of such Term Loan.

(b)    The Company may at any time terminate, or from time to time reduce, the Revolving Commitments and/or the Term Loan Commitments; provided that (i) each reduction of such Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than
$5,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11,
(A) the Dollar Amount of any Revolving Lender’s Revolving Credit Exposure would exceed its Revolving Commitment or (B) the Dollar Amount of the Total Revolving Credit Exposure would exceed the aggregate Revolving Commitments.

(c)    Notwithstanding the foregoing, upon the acquisition of one Lender by another Lender, or the merger, consolidation or other combination of any two or more Lenders (any such acquisition, merger,

consolidation or other combination being referred to hereinafter as a “Combination” and each Lender which is a party to such Combination being hereinafter referred to as a “Combined Lender”), the Company may notify the Administrative Agent that it desires to reduce the Commitment of the Lender surviving such Combination (the “Surviving Lender”) to an amount equal to the Commitment of that Combined Lender which had the largest Commitment of each of the Combined Lenders party to such Combination (such largest Commitment being the “Surviving Commitment” and the Commitments of the other Combined Lenders being hereinafter referred to, collectively, as the “Retired Commitments”). If the Required Lenders (determined as set forth below) and the Administrative Agent agree to such reduction in the Surviving Lender’s Commitment, then (i) the aggregate amount of the Commitments shall be reduced by the Retired Commitments effective upon the effective date of the Combination (or such later date as the Company may specify in its request), provided, that, on or before such date the Borrowers have paid in full the outstanding principal amount of the Loans of each of the Combined Lenders other than the Combined Lender whose Commitment is the Surviving Commitment, (ii) from and after the effective date of such reduction, the Surviving Lender shall have no obligation with respect to the Retired Commitments,

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)    Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form attached hereto as Exhibit D-1 or D-2, as applicable. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.11 Prepayment of Loans.

SECTION 2.11.1. Voluntary Prepayments.

(a)    Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that (i) each prepayment of a ~~Eurocurrency~~Term Benchmark Borrowing (other than in connection with a prepayment of all outstanding ~~Eurocurrency~~Term Benchmark Borrowings and/or a prepayment of a ~~Eurocurrency~~Term Benchmark Borrowing made to refinance the reimbursement of an

LC Disbursement as contemplated by Section 2.06(e)) shall be in an amount that is an integral multiple of $1,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 1,000,000 units of such currency) and not less than $5,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 5,000,000 units of such currency) and (ii) each prepayment of an ABR Borrowing (other than in connection with a prepayment of all outstanding ABR Borrowings and/or a prepayment of an ABR Borrowing made to refinance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e)) shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000.

(b)    The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent by written notice of any prepayment hereunder (other than a prepayment of a Swingline Loan) (i) in the case of prepayment of a ~~Eurocurrency~~Term Benchmark Borrowing denominated in Dollars ~~and any Designated Loan~~, not later than 3:00 p.m., Chicago time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of a ~~Eurocurrency~~Term Benchmark Borrowing denominated euro, not later than 1:00 p.m., Chicago time, four (4) Business Days before the date of prepayment, (iii) in the case of prepayment of an RFR Borrowing ~~denominated in Pounds Sterling~~, not later than 12:00 noon, Chicago time, five (5) RFR Business Days before the date of prepayment, (iv) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., Chicago time, on the date of prepayment or (v) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., Local Time, on the date of prepayment. Each such notice from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Revolving Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the fifteenth (15th) Business Day following the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand accompanied by an invoice in reasonable detail. The Company agrees to pay to the Administrative Agent for the account of each Term Lender a ticking fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Term Loan Commitment of such Term Lender during the period from and including the date that is ninety (90) days following Effective Date to but excluding the date on which such Term Loan Commitment terminates as provided in Section 2.09(a). Accrued ticking fees shall be payable in arrears on the fifteenth (15th) Business Day following the last day of March, June, September and December of each year and on the date on which the Term Loan Commitments terminate, commencing on the first such date to occur after the date hereof. All facility fees and ticking fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)    The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable LC Fee Rate (as defined below) on the average daily Dollar Amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at a rate per annum separately agreed upon between the Company and such Issuing Bank on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the relevant Issuing Bank during the period from and including the Effective Date to but excluding the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth (15th) Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable promptly after demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within thirty (30) days after demand accompanied by an invoice in reasonable detail. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in Dollars in the Dollar Amount thereof. As used above, “Applicable LC Fee Rate” means at any time (x) in the case of standby Letters of Credit (other than those described in the following clause (y)), the same Applicable Rate used to determine the interest rate applicable to ~~Eurocurrency~~Term Benchmark Revolving Loans at such time and (y) in the case of commercial Letters of Credit and standby Letters of Credit issued to ensure the performance of services and/or delivery of goods, in each case at a per annum rate equal to 50% of the Applicable Rate used to determine the interest rate applicable to ~~Eurocurrency~~Term Benchmark Revolving Loans at such time.

(d)    The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(e)    All fees payable hereunder shall be paid on the dates due, in immediately available funds in Dollars (except as expressly provided in this Section), to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13 Interest.

(a)    The Loans comprising each ABR Borrowing (other than any Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate. Each Swingline Loan shall bear interest at a rate per annum agreed upon between the Company and the relevant Swingline Lender (or, if such a rate per annum is not agreed upon between the Company and the relevant Swingline Lender in respect of a Swingline Loan, such Swingline Loan shall bear interest at (i) in the case of a Swingline Loan denominated in Dollars ~~other than a Designated Swingline Loan~~, the Alternate Base Rate plus the Applicable Rate for ABR Revolving Borrowings or (ii) in the case of a Swingline Loan denominated in ~~a Foreign Currency or a Designated Swingline Loan, the Eurocurrency Swingline Rate~~euro or Pounds Sterling, the applicable Adjusted Daily Simple RFR plus the Applicable Rate). The Loans comprising each ~~Eurocurrency~~Term Benchmark Borrowing ~~(other than any Eurocurrency Swingline Borrowing)~~ shall bear interest at (i) in the case of a ~~Eurocurrency~~Term Benchmark Borrowing denominated in Dollars, the Adjusted ~~LIBO~~Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate and (ii) in the case of a ~~Eurocurrency~~Term Benchmark Borrowing denominated in euro, the Adjusted EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. Each RFR Loan shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Rate.

(b)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any interest or fee, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(c)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurocurrency~~Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(d)    ~~Interest computed by reference to the LIBO Rate or the EURIBO Rate~~All interest hereunder shall be computed on the basis of a year of 360 days~~. Interest~~, except that interest computed by reference to the Daily Simple RFR with respect to Pounds Sterling or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted ~~LIBO~~Term SOFR Rate, ~~LIBO~~Term SOFR Rate, Adjusted EURIBO Rate, EURIBO Rate, Adjusted Daily Simple RFR or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

(e)    By entering into this Agreement, the parties have assumed in bona fide that the interest payable hereunder is not and will not become subject to any deduction or withholding of Taxes for Swiss Withholding Tax. Nevertheless, if a deduction or withholding of Taxes for Swiss Withholding Tax is required by Swiss law to be made by the Swiss Borrower in respect of any interest payable by it under a Loan Document then:

(i)    the applicable interest rate in relation to that interest payment shall be

(A)    the interest rate which would have applied to that interest payment (as provided for in this Section 2.13) in the absence of this paragraph (e), divided by

(B)    one (1) minus the rate at which the relevant deduction or withholding of Taxes for Swiss Withholding Tax is required to be made (where the rate at which the relevant deduction or withholding of Taxes for Swiss Withholding Tax is required to be made is for this purpose expressed as a fraction of (1) rather than as percentage);

(ii)    the Swiss Borrower shall: (i) pay the relevant interest at the adjusted rate in accordance with paragraph (a) above and (ii) make the deduction or withholding of Taxes for Swiss Withholding Tax on the interest so recalculated; and

(iii)    all references to a rate of interest with respect to any Loan shall be construed accordingly.

To the extent that interest payable by a Swiss Borrower under this Agreement becomes subject to Swiss Withholding Tax, each relevant Lender and each Swiss Borrower shall promptly cooperate by completing any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) to the extent possible and necessary for that Swiss Borrower to obtain authorization to make interest payments without them being subject to Swiss Withholding Tax or to being subject to Swiss Withholding Tax at a rate reduced under applicable double taxation treaties.

In the event Swiss Withholding Tax is refunded to a Lender by the Swiss Federal Tax Administration, the relevant Lender shall forward, after deduction of any due payment to be made at the time of such refund by the relevant Swiss Borrower under this Agreement and costs, such amount to the relevant Swiss Borrower.

(f)    The Swiss Borrower is not required to make an increased payment to a Lender under paragraph (e) above by reason of a deduction or withholding of Taxes for Swiss Withholding Tax due to a breach of the Swiss Non-Bank Rules (i) if such lender has made an incorrect declaration of its status as to whether or not it is a Swiss Qualifying Lender, (ii) has breached the assignment, transfer or exposure transfer restrictions pursuant to Section 9.04(b)(ii)(G) (Successors and Assigns), or
(iii) has ceased to be a Swiss Qualifying Lender other than as a result of any change after the date it became a Lender under this agreement in (or in the interpretation, administration or application of) any law or double taxation treaty, or any published practice or published concession of any relevant taxing authority.

(g)    Interest in respect of Loans denominated in Dollars shall be paid in Dollars, and interest in respect of Loans denominated in a Foreign Currency shall be paid in such Foreign Currency.

(h)    Notwithstanding the foregoing, all “Eurocurrency Loans” (as defined in this Agreement immediately prior to giving effect to Amendment No. 1 to this Agreement on the Amendment No. 1 Effective Date) denominated in Dollars outstanding as of the Amendment No. 1 Effective Date shall remain Eurocurrency Loans outstanding under this Agreement (upon giving effect to Amendment No. 1 to this Agreement on the Amendment No. 1 Effective Date) until the end of the current Interest Period applicable thereto and, upon the expiration of such current Interest Period, shall be converted to Term Benchmark Loans denominated in Dollars with an Interest Period of one (1) month (the “SOFR Conversion”). Subject to the SOFR Conversion, all other terms and conditions set forth in this Agreement with respect to Term Benchmark Loans in Dollars shall apply to such “Eurocurrency Loans” referred to in the first sentence of this clause (h), mutatis mutandis.

SECTION 2.14 Alternate Rate of Interest.

(a)    Subject to clauses (b), (c), (d), (e), and (f) ~~and (g)~~ of this Section 2.14, if:

(i)    ~~if~~ the Administrative Agent determines (which determination shall be conclusive ~~and binding~~ absent demonstrable error) (A) prior to the commencement of any Interest Period for a ~~Eurocurrency~~Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO~~Term SOFR Rate~~, the LIBO Rate,~~ or the Adjusted EURIBO Rate~~, the EURIBO Rate as applicable~~  (including, ~~without limitation,~~  because the Relevant Screen Rate is not available or published on a current basis)~~,~~  for the applicable Agreed Loan Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR ~~or RFR~~ for the applicable Agreed Loan Currency; or

(ii)    ~~if~~ the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a ~~Eurocurrency~~Term Benchmark Borrowing, the Adjusted ~~LIBO Rate, the LIBO Rate, the Adjusted EURIBO~~Term SOFR Rate or the Adjusted EURIBO Rate for the applicable Agreed Loan Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Loan Currency and for such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR ~~or RFR~~ for the applicable Agreed Loan Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Loan Currency;

then the Administrative Agent shall give notice (in reasonable detail) thereof to the ~~applicable Borrower~~ Company and the Lenders of the applicable Class prior to the commencement of such Interest Period, by telephone, facsimile or email in accordance with Section 9.01 as promptly as practicable thereafter, and, until (x) the Administrative Agent notifies the ~~applicable Borrower~~ Company and the Lenders of the applicable Class that the circumstances giving rise to such notice no longer exist (which notice shall be given by the Administrative Agent ~~hereby agrees to provide~~ promptly after ~~its determination of~~ such circumstances ~~ceasing~~cease to exist)~~, (i)~~ with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Eurocurrency~~Term Benchmark Borrowing ~~shall be ineffective, (ii) if~~and any Borrowing Request that requests a ~~Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if~~Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above and (B) for Loans denominated in a Foreign Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a ~~Eurocurrency~~Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant ~~rate above in a Foreign Currency, then such request shall be~~Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of ~~Borrowings~~Borrowing, then all other Types of Borrowings shall be permitted. Furthermore, if any ~~Eurocurrency~~Term Benchmark Loan or RFR Loan in any Agreed Loan Currency is outstanding on the date of the ~~applicable Borrower’s~~Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such ~~Eurocurrency~~Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders of the applicable Class that the circumstances giving rise to such notice no longer exist~~, (1) if such Eurocurrency Loan is~~ (which notice shall be given by the Administrative Agent promptly after such circumstances cease to exist) with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, ~~then~~any Term Benchmark Loan shall on the last day of the Interest Period applicable to such ~~Eurocurrency~~ Loan ~~(or the next succeeding Business Day if such day is not a Business Day), such Eurocurrency Loan shall~~, be converted by the Administrative Agent to, and shall constitute, ~~an ABR Loan~~(x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (~~2~~B) ~~if such Eurocurrency Loan is~~for Loans denominated in ~~any Agreed~~a Foreign Currency ~~other than Dollars, then such Eurocurrency~~, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such ~~Eurocurrency~~ Loan ~~(or the next succeeding Business Day if such day is not a Business Day)~~ bear interest at the Central Bank Rate for the applicable ~~Agreed~~Foreign Currency plus the ~~Applicable Rate~~CBR Spread; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable ~~Agreed~~Foreign Currency cannot be determined, any outstanding affected ~~Eurocurrency~~Term Benchmark Loans denominated in ~~any Agreed~~such Foreign Currency ~~other than Dollars~~ shall, at the ~~applicable Borrower’s~~Company’s election prior to such day: (A) be prepaid by ~~such~~the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such ~~Eurocurrency~~Term Benchmark Loan, such ~~Eurocurrency~~Term Benchmark Loan denominated in ~~any Agreed~~such Foreign Currency ~~other than Dollars~~ shall be deemed to be a ~~Eurocurrency~~Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to ~~Eurocurrency~~Term Benchmark Loans denominated in Dollars at such time ~~or~~and (~~3~~2) ~~if such RFR Loan is denominated in any Agreed Currency other than Dollars, then such~~any RFR Loan shall bear interest at the Central Bank Rate for the applicable ~~Agreed~~Foreign Currency plus the ~~Applicable Rate~~CBR Spread; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable ~~Agreed~~Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any ~~Agreed~~Foreign Currency, at ~~such Borrower’s~~the Company’s election, shall either (~~x~~A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (~~y~~B) be prepaid in full immediately.

(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~  and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) ~~or (2)~~ of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark Replacement” with respect to any Agreed Loan Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Company without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) ~~Notwithstanding anything to the contrary herein or in any other Loan Document~~ and subject to the proviso below in this paragraph, with respect to a Loan denominated in Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent

Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion; provided, however, the Benchmark Replacement Date cannot occur unless such Term SOFR Notice has been provided and the other applicable ~~requirements in the definition of “Benchmark Replacement Date” have been satisfied.~~

(c)    ~~(d)~~ In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)    ~~(e)~~ The Administrative Agent will promptly notify the Company and the Lenders of
(i) any occurrence of a Benchmark Transition Event, ~~an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date,~~ (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (fe) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Except as expressly provided in this Agreement, any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent ~~manifest~~demonstrable error and may be made in its or their sole reasonable good faith discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e)    ~~(f)~~ Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR~~, the LIBO~~  Rate or the EURIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service commonly used in the banking industry for such purpose that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion and consistent with such selection generally under other substantially similar syndicated credit facilities for which it acts as the administrative agent or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)    ~~(g)~~ Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, from the Administrative Agent and until a Benchmark Replacement ~~is determined~~becomes effective in accordance with this Section 2.14, the applicable Borrower may revoke any request for a ~~Eurocurrency~~Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of ~~Eurocurrency~~Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) such Borrower will be deemed to have converted any request for a ~~Eurocurrency~~Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to ~~ABR Loans~~(A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any request for a ~~Eurocurrency~~Term Benchmark Borrowing or ~~an~~ RFR Borrowing denominated in a Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ~~ABR~~the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ~~ABR~~the Alternate Base Rate. Furthermore, if any ~~Eurocurrency~~Term Benchmark Loan or RFR Loan in any Agreed Loan Currency is outstanding on the date of the Company’s receipt of notice from the Administrative Agent of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such ~~Eurocurrency~~Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Loan Currency is implemented pursuant to this Section 2.14, (iA) ~~if such Eurocurrency Loan is~~for Loans denominated in Dollars~~, then~~ any Term Benchmark Loan shall on the last day of the Interest Period applicable to such ~~Eurocurrency~~ Loan ~~(or the next succeeding Business Day if such day is not a Business Day), such Eurocurrency Loan shall~~, be converted by the Administrative Agent to, and shall constitute, ~~an ABR Loan~~(x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day, and (~~ii~~B) ~~if such Eurocurrency Loan is~~for Loans denominated in ~~any Agreed~~a Foreign Currency ~~other than Dollars, then such Eurocurrency~~, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such ~~Eurocurrency~~ Loan ~~(or the next succeeding Business Day if such day is not a Business Day)~~ bear interest at the Central Bank Rate for the applicable ~~Agreed~~Foreign Currency plus the ~~Applicable Rate~~CBR Spread; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable ~~Agreed~~Foreign Currency cannot be determined, any outstanding affected ~~Eurocurrency~~Term Benchmark Loans denominated in any ~~Agreed~~Foreign Currency ~~other than Dollars~~ shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by such Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such ~~Eurocurrency~~Term Benchmark Loan, such ~~Eurocurrency~~Term Benchmark Loan denominated in any ~~Agreed~~Foreign Currency ~~other than Dollars~~ shall be deemed to be a ~~Eurocurrency~~Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to ~~Eurocurrency~~Term Benchmark Loans denominated in Dollars at such time ~~or (iii) if such RFR Loan is denominated in any Agreed Currency other than Dollars, then such~~and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable ~~Agreed~~Foreign Currency plus the ~~Applicable Rate~~CBR Spread; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable ~~Agreed~~Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any ~~Agreed~~Foreign Currency, at ~~such~~the applicable Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (B) be prepaid in full immediately.

SECTION 2.15 Increased Costs. (a) If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted ~~LIBO Rate or the Adjusted~~ EURIBO Rate~~, as applicable~~) or any Issuing Bank;

(ii)    impose on any Lender or any Issuing Bank or the London or other applicable offshore interbank market for the applicable Agreed Currency any other condition affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)    subject the Administrative Agent, any Lender or any Issuing Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations of the type that such Lender has hereunder, or its deposits, reserves, other liabilities or capital attributable thereto and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender of making, continuing, converting or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to the Administrative Agent, such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or Issuing Bank hereunder, whether of principal, interest or otherwise, then the applicable Borrower will pay to the Administrative Agent, such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered as reasonably determined by such Lender or such Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the applicable Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender or such Issuing Bank then reasonably determines to be relevant).

(b)    If any Lender or Issuing Bank reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered as reasonably determined by such Lender or such Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the applicable Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender or such Issuing Bank then reasonably determines to be relevant).

(c)    A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the computation of the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company contemporaneously with any demand for payment hereunder and shall be conclusive absent clearly demonstrable error. The Company shall pay, or cause the other Borrowers to pay, such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d)    Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions if such Lender or such Issuing Bank fails to notify the Company within 90 days after it obtains actual knowledge (or, in the exercise of ordinary due diligence, should have obtained actual knowledge) and such Lender and such Issuing Bank shall only be entitled to receive such compensation for any losses incurred by it or amounts to which it would otherwise be entitled from and after the date 90 days prior to the date such Lender or such Issuing Bank provided notice thereof to the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s claim for compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16 Break Funding Payments.

(a)    With respect to ~~Loans that are not RFR~~Term Benchmark Loans, in the event of (ia) the payment of any principal of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (~~ii~~b) the conversion of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (~~iii~~c) the failure to borrow, convert, continue or prepay any ~~Eurocurrency~~Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (~~iv~~d) the assignment of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19 or 9.02(e) or (~~v~~e) the failure by any Borrower to make any payment of any Loan (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the relevant Borrower shall compensate each Lender for the loss (excluding loss of margin), cost and expense attributable to such event. ~~In the case of a Eurocurrency Loan, such~~ loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (x) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or the Adjusted EURIBO Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or , in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (y) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant Agreed Currency of a comparable amount and period from other banks in the applicable offshore market for such Agreed Currency, whether or not such Eurocurrency Loan was in fact so funded; provided, however, that such Borrower shall not be required to compensate any Lender for any costs of ~~terminating or liquidating any hedge or trading position (including any rate swap, basis swap, forward rate transaction, interest rate option, cap, collar or floor transaction, or any similar transaction).~~  A certificate of any Lender setting forth the computation in reasonable detail of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower contemporaneously with the demand for payment and shall be conclusive absent clearly demonstrable error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate free of clearly demonstrable error within 30 days after receipt thereof.

(b)    With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii) the failure to borrow, ~~convert, continue~~  or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Company pursuant to Section 2.19 or 9.02(e) or (iv) the failure by ~~any~~the applicable Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the ~~applicable Borrower~~ Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth the computation in reasonable detail of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower contemporaneously with the demand for payment and shall be conclusive absent clearly demonstrable error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate free of clearly demonstrable error within 30 days after receipt thereof.

SECTION 2.17 Taxes.

(a)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable law. If any applicable law (as determined in the reasonable good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then, subject to Section 2.17(m) and without duplication, (i) the sum payable by the relevant Loan Party shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the Administrative Agent, Lender, or any other recipient of such payments (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such Loan Party shall make such deductions or withholdings and (iii) such Loan Party shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law; provided, however, in no event will a payment be increased under this paragraph (a) by reason of a deduction on account of Taxes imposed by Luxembourg, if on the date on which the payment falls due a deduction is required in respect of the Luxembourg law of 23 December 2005, as amended, introducing in Luxembourg a 20% withholding tax as regards Luxembourg resident individuals.

(b)    In addition, each Borrower shall pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes related to such Borrower.

(c)    The Loan Parties shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower under any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted

(a)    Each Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars ~~(other than in respect of Designated Loans)~~, 1:00 p.m., Chicago time and (ii) in the case of payments denominated in a Foreign Currency ~~or in respect of Designated Loans~~, 1:00 p.m., Local Time, in the city of the Administrative Agent’s ~~Eurocurrency~~Foreign Currency Payment Office for such currency ~~or Designated Loan, as applicable,~~, in each case on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its offices at 10 South Dearborn Street, Chicago, Illinois 60603 or, in the case of a Credit Event denominated in a Foreign Currency ~~or a Designated Loan~~, the Administrative Agent’s ~~Eurocurrency~~Foreign Currency Payment Office for such currency ~~or Designated Loan, as applicable,~~ except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)    If, except as expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with otherwise cause a breach of the Swiss Ten Non-Bank Rule or the Swiss Twenty Non-Bank Rule) or (D) rejects the designation of an Agreed Currency or of a Foreign Subsidiary as an Eligible Subsidiary if, in each case, such Agreed Currency or designation of a Foreign Subsidiary as an Eligible Subsidiary has otherwise been approved by the Required Lenders, (iv) any Lender shall determine that any law, regulation or treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any ~~Eurocurrency~~Term Benchmark Loans as contemplated by this Agreement, (v) any Lender shall enter into, or purport to enter into, any assignment or participation with a Disqualified Institution in violation of this Agreement or (vi) any Lender that is a Swingline Lender or an Issuing Bank shall (A) resign in its capacity as such, (B) fail to promptly approve the assignment of a Commitment that the Administrative Agent has approved as contemplated by clause (i) of the proviso below or (C) fail to promptly approve a New Lender that the Administrative Agent has approved in the case of an increase in the Commitments as contemplated by Section 2.20, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender is reasonably acceptable to the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks and the Swingline Lenders) and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts). Each party hereto agrees that (1) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto. Notwithstanding any other provision of this Agreement to the contrary, if a Lender has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur) (each, a “Bail-In Lender”), then the Company may terminate such Bail-In Lender’s Commitment hereunder, provided that (A) no Default or Event of Default shall have occurred and be continuing at the time of such Commitment termination, (B) in the case of a Bail-In Lender, the Company shall concurrently terminate the Commitment of each other Lender that is a Bail-In Lender at such time, (C) the Administrative Agent and the Required Lenders shall have consented to each such Commitment termination (such consents not to be unreasonably withheld, conditioned or delayed, but may include consideration of the adequacy of the liquidity of the Company and its Subsidiaries) and (D) such Bail-In Lender shall have been paid all amounts then due to it under this Agreement and each other Loan Document (which, for the avoidance of doubt, the respective Borrowers may pay in connection with any such termination without making ratable payments to any other Lender (other than another Lender that has a Commitment that concurrently is being terminated under this Section 2.19(b))).

SECTION 2.20 Expansion Option. The Company may from time to time elect to increase the Revolving Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in a minimum amount of $25,000,000 and minimum increments of $1,000,000 in excess thereof, so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed $300,000,000. The Company may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Commitment, or to participate in such Incremental Term Effect shall be true and correct in all respects) as of such earlier date and (y) clause (i)(B) of this sentence shall be deemed to have been satisfied so long as the Parent shall be in compliance (on a pro forma basis) with the covenants contained in Sections 6.01 and 6.02 as of the date of execution of the related Limited Conditionality Acquisition Agreement by the parties thereto. On the effective date of any increase in the Revolving Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each ~~Eurocurrency~~Term Benchmark Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans and the initial Term Loans, (b) shall not mature earlier than the latest Maturity Date in effect on the date of incurrence of such Incremental Term Loans (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans and the initial Term Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the latest Maturity Date in effect on the date of incurrence of such Incremental Term Loans may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the latest Maturity Date in effect on the date of incurrence of such Incremental Term Loans and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans and the initial Term Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder, or provide Incremental Term Loans, at any time.

SECTION 2.21 Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Credit Event to be effected in any Foreign Currency, if (i) there shall occur on or prior to the date of such Credit Event any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent, the relevant Issuing Bank (if such Credit Event is a Letter of Credit) or the Required Lenders make it impracticable for the ~~Eurocurrency~~Term Benchmark Borrowings or Letters of Credit comprising such Credit Event to be denominated in the Agreed Currency specified by the applicable Borrower or (ii) a Dollar Amount of such currency is not readily calculable, then the Administrative Agent shall forthwith give notice thereof to such Borrower, the Lenders and, if such Credit Event is a Letter of Credit, the relevant Issuing Bank, and such Credit Events shall not be denominated in such Agreed Currency but shall, except as otherwise set forth in Section 2.07, be made on the date of such Credit Event in Dollars, (a) if such Credit Event is a Borrowing, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related request for a Credit Event or Interest Election Request, as the case may be, as ABR Loans, unless such Borrower notifies the

(b)    Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims which are not overdue for a period of more than 60 days, or to the extent that such Lien is being contested in good faith by appropriate actions and adequate reserves in accordance with GAAP are being maintained therefor, provided that no notice of Lien has been filed or recorded under the Code;

(c)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business, provided that (i) the obligation secured by the applicable Lien has not been delinquent for more than 90 days or remains payable without penalty and, in each case, the property subject to such Lien is not subject to forfeiture as a result of such Lien or (ii) the applicable Lien is being contested in good faith by appropriate actions, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(d)    Liens (other than any Lien imposed under ERISA) consisting of pledges or deposits in the ordinary course of business (i) required in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers to secure obligations with respect to casualty or liability insurance maintained by the Parent or any of its Subsidiaries;

(e)    Liens on property of the Parent or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and (iii) other non-delinquent obligations of a like nature (including those to secure health, safety and environmental obligations) in each case incurred in the ordinary course of business;

(f)    Liens consisting of judgment or judicial attachment liens and Liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments, to the extent that such Liens do not constitute an Event of Default under clause (j) of Article VII;

(g)    easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances on real property which in the aggregate do not materially detract from the value of such property or materially interfere with the ordinary conduct of the businesses of the Parent and its Subsidiaries;

(h)    Liens securing obligations in respect of ~~capital~~finance leases on assets subject to such leases, provided that such leases are otherwise permitted hereunder;

(i)    Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies (or, with respect to accounts located in Luxembourg, contractual provisions) as to deposit accounts or other funds maintained with a creditor depository institution and/or Liens arising in the ordinary course of business with respect to deposit accounts relating to intercompany cash pooling, interest set-off and/or sweeping arrangements; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Parent or the applicable Subsidiary in excess of those set forth by regulations promulgated by the Board and (ii) such deposit account is not intended by the Parent or any Subsidiary to provide collateral to the depository institution;

(j)    Liens arising in connection with Securitization Transactions;

(e)    deferred compensation owed to employees incurred in the ordinary course of business;

(f)    to the extent constituting Debt, obligations with respect to deferred compensation, retiree healthcare medical benefits or other similar employment arrangements incurred in connection with acquisitions or dispositions permitted under this Agreement;

(g)    to the extent constituting Debt, obligations incurred in respect of cash management services, netting services, overdraft protection and similar arrangements and hedging transactions with a term not exceeding two years, in each case in the ordinary course of business;

(h)    Debt constituting reimbursement obligations with respect to letters of credit issued in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations relating to regarding workers’ compensation claims incurred in the ordinary course of business;

(i)    obligations in respect of performance and surety, stay, customs, appeal and performance bonds, performance and completion guarantees and similar instruments or obligations in respect of letters of credit in respect thereof, in each case in the ordinary course of business;

(j)    Debt that has maturities and other terms, and is subordinated to the Obligations in a manner, satisfactory to the Required Lenders;

(k)    Debt arising under ~~capital~~finance leases in an aggregate principal amount not to exceed $50,000,000 outstanding at any time;

(l)    Debt of Affiliate Borrowers arising under the Loan Documents;

(m)    Debt of any Subsidiary incurred to finance the acquisition, construction, repair, replacement, lease or improvement of any fixed or capital assets and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and amendments, modifications, extensions, refinancings, renewals and replacements of any such Debt; provided that (i) such Debt is initially incurred prior to or within 270 days after such acquisition or the completion of such construction, repair, replacement, lease or improvement and (ii) the aggregate outstanding principal amount of Debt permitted by this clause (m) shall not exceed $50,000,000 at any time outstanding; and

(n)    other Debt in an aggregate principal amount not to exceed the greater of (i) $325,000,000 and (ii) 7% of the Parent’s Consolidated Total Assets as shown on the then most recent consolidated financial statements of the Parent delivered to the Administrative Agent pursuant to Section 5.01 (or, prior to such initial delivery pursuant to Section 5.01, Section 3.04), outstanding at any time.

SECTION 6.06 OFAC and Anti-Corruption Laws.

(a)    The Parent shall not, and shall ensure that none of the Borrowers or its other controlled affiliated companies will, directly or, to the Parent’s Knowledge, indirectly use the proceeds of Credit Events hereunder:

(i)    in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws;

(ii)    to fund or finance any activities, business or transaction of or with any Designated Person or in any Sanctioned Country, in either case, to the extent such activities, business or transaction would violate Sanctions (assuming, for purposes of this covenant hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)    if to any Loan Party, to nVent Finance S.à r.l. (in care of nVent Management Company), 1665 Utica Avenue, St. Louis Park, Minnesota 55416, Attention: Randy Wacker (Telecopy No. 763-204-7951; Email Randy.Wacker@nVent.com; Telephone No. 763-204-7591), with a copy to, in the case of any notice of Default or Event of Default, nVent Finance S.à r.l. (in care of nVent Management Company), 1665 Utica Avenue, St. Louis Park, Minnesota 55416, Attention: Sara Zawoyski (Telecopy No. 763-204-7951; Email Sara.Zawoyski@nVent.com; Telephone No. 763-204-7736);

(ii)    if to the Administrative Agent, (A) in the case of Borrowings denominated in Dollars ~~(other than Designated Loans)~~, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2, Chicago, Illinois 60603, Attention of Loan and Agency (Telecopy No. 888-303-9732; Email jpm.agency.servicing.cri@jpmchase.com; Email charitra.shetty@chase.com), (B) in the case of Borrowings denominated in Foreign Currencies ~~and Designated Loans~~, to J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP, Attention of The Manager, Loan & Agency Services (Telecopy No. 44 207 777 2360; Email loan_and_agency_london@jpmorgan.com), (C) for all other notices, to JPMorgan Chase Bank, N.A., 8181 Communications Pkwy, Building B, Floor 6, Plano, Texas 75024, Attention of Peter Predun (Email peter.predun@jpmorgan.com) and (D) in the case of a notification of the DQ List, to JPMDQ_Contact@jpmorgan.com;

(iii)    if to an Issuing Bank, to it at (a) JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2, Chicago, Illinois 60603, Attention of Letter of Credit Team (Telecopy No. 214-307-6874; Email Chicago.LC.Agency.Activity.Team@JPMChase.com) or (b) in the case of any other Issuing Bank, to it at the address and telecopy number specified from time to time by such Issuing Bank to the Company and the Administrative Agent;

(iv)    if to JPMorgan in its capacity as a Swingline Lender, (A) in the case of Swingline Loans denominated in Dollars ~~(other than Designated Swingline Loans)~~, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2, Chicago, Illinois 60603, Attention of Loan and Agency (Telecopy

No. 888-303-9732; Email jpm.agency.servicing.cri@jpmchase.com; Email charitra.shetty@chase.com) and (B) in the case of Swingline Loans denominated in Foreign Currencies ~~and Designated Swingline Loans~~, to it at J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP, Attention of The Manager, Loan & Agency Services (Telecopy No. 44 207 777 2360; Email loan_and_agency_london@jpmorgan.com) or (b) in the case of any other Swingline Lender, to it at the address and telecopy number specified from time to time by such Swingline Lender to the Company and the Administrative Agent; and

(v)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)    Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The

Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02 Waivers; Amendments.

(a)    No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this

Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)    Except as provided in Section 2.25 with respect to the extension of the Maturity Date, or as provided in Section 2.20 with respect to an Incremental Term Loan Amendment or as provided in Section 2.14(b), and Section 2.14(c) ~~and Section 2.14(d)~~ or as provided in Section 9.02(e), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (provided that an amendment, modification, waiver or consent with respect to any condition precedent, covenant, mandatory prepayment pursuant to Section 2.11.2, Event of Default or Default shall not constitute an increase in the Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than waivers or amendments with respect to the application of a default rate of interest pursuant to Section 2.13(b)), or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (except that any amendment or modification of the financial covenants or ratios in this Agreement (or defined terms used in the financial covenants or ratios in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby (other than any information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information but in no event less than a reasonable degree of care.

Notwithstanding the foregoing or any other provision of this Agreement to the contrary, nothing contained in this Agreement shall be deemed to prohibit the Administrative Agent, any Swingline Lender, any Issuing Bank or any Lender from disclosing Information in any manner subject to protection under any foreign, federal, state or local whistleblower law.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY OR ON BEHALF OF THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW AND AGREES TO UPDATE SUCH CREDIT CONTACT BY NOTICE TO THE COMPANY AND THE ADMINISTRATIVE AGENT FROM TIME TO TIME AS NECESSARY TO CAUSE THE FOREGOING REPRESENTATION TO BE TRUE AT ALL TIMES.

SECTION 9.13 USA PATRIOT ~~Ac~~Act; Beneficial Ownership Regulation. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the requirements of the Beneficial Ownership Regulation hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act and the Beneficial Ownership Regulation.

SECTION 9.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and regulation of any jurisdiction purporting to prohibit the payment by such Subsidiary or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Parent or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Parent to subrogation.

The Parent further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Issuing Bank or any Lender (or any of its Affiliates) to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of any Subsidiary or any other Person.

The obligations of the Parent hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations or otherwise.

The Parent further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Guaranteed Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by the Administrative Agent, the Issuing Bank or any Lender (or any of its Affiliates) upon the insolvency, examinership, bankruptcy or reorganization of any Subsidiary or otherwise (including pursuant to any settlement entered into by a holder of Guaranteed Obligations in its discretion).

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, any Issuing Bank or any Lender (or any of its Affiliates) may have at law or in equity against the Parent by virtue hereof, upon the failure of any Subsidiary to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Parent hereby promises to and will, promptly but in any event within two (2) Business Days following receipt of written demand by the Administrative Agent, any Issuing Bank or any Lender (or any of its Affiliates), forthwith pay, or cause to be paid, to the Administrative Agent, any Issuing Bank or any Lender (or any of its Affiliates) in cash an amount equal to the unpaid principal amount of the Guaranteed Obligations then due, together with accrued and unpaid interest thereon. The Parent further agrees that if payment in respect of any Guaranteed Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other ~~Eurocurrency~~Foreign Currency Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other similar event, payment of such Guaranteed Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, any Issuing Bank or any Lender (or any of its Affiliates), disadvantageous to the Administrative Agent, any Issuing Bank or any Lender (or any of such Lender’s Affiliates) in any material respect, then, at the election of the Administrative Agent, the Parent shall make payment of such Guaranteed Obligation in Dollars (based upon the Dollar Amount of such Specified Ancillary Obligation on the date of payment) and/or in New York, Chicago or such other ~~Eurocurrency~~Foreign Currency Payment Office as is designated by the Administrative Agent or such Lender and, as a separate and independent obligation, shall indemnify the Administrative Agent, any Issuing Bank and any Lender (and such Lender’s Affiliates), as applicable, against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

EXHIBIT D-1

[FORM OF] REVOLVING CREDIT NOTE

September 24, 2021

FOR VALUE RECEIVED, the undersigned, [NVENT FINANCE S.À R.L., a Luxembourg private limited liability company (Société à responsabilité limitée), having its registered office at 26, boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 219846][HOFFMAN SCHROFF HOLDINGS, INC.] (the “Borrower”), HEREBY PROMISES TO PAY TO [LENDER] (the “Lender”) the outstanding principal balance of the Lender’s Revolving Loans made to the Borrower, together with interest thereon, at the rate or rates, in the amounts and at the time or times set forth in the Amended and Restated Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of September 24, 2021, by and among nVent Finance S.à r.l., nVent Electric plc, Hoffman Schroff Holdings, Inc., the other Affiliate Borrowers from time to time party thereto, the Lenders party thereto, the Documentation Agents, the Syndication Agents and JPMorgan Chase Bank, N.A., as the Administrative Agent, in each case at such place as the Administrative Agent may specify from time to time, in lawful money of the United States in immediately available funds.

Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

The Revolving Loans evidenced by this Note are prepayable in the amounts, and on the dates, set forth in the Credit Agreement. This Note is one of the Notes under, and as such term is defined in, the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof, and is entitled to the benefits set forth in the Loan Documents.

The Lender is hereby authorized to record on the schedule annexed hereto and any continuation sheets which the Lender may attach thereto (a) the date and amount of each Revolving Loan made by such Lender, (b) the character of each Revolving Loan as one or more ABR Borrowings, one or more ~~Eurocurrency~~Term Benchmark Borrowings, one or more RFR Borrowings or a combination thereof, (c) the Interest Period ~~and Adjusted LIBO Rate~~ applicable to each ~~Eurocurrency~~Term Benchmark Borrowing, and (d) the date and amount of each conversion of, and each payment or prepayment of principal of, each Revolving Loan. No failure to so record nor any error in so recording shall affect the obligation of the Borrower to repay the Revolving Loans, together with interest thereon, as provided in the Credit Agreement, and the outstanding principal balance of the Revolving Loans as set forth in such schedule shall be prima facie evidence of the existence and amounts of the obligations recorded therein.

Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[NVENT FINANCE S.À R.L.]
[HOFFMAN SCHROFF HOLDINGS, INC.]

By: Name:
Title:

EXHIBIT D-2

[FORM OF] TERM LOAN NOTE

September 24, 2021

FOR VALUE RECEIVED, the undersigned, NVENT FINANCE S.À R.L., a Luxembourg private limited liability company (Société à responsabilité limitée), having its registered office at 26, boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 219846 (the “Borrower”), HEREBY PROMISES TO PAY TO [LENDER] (the “Lender”) the outstanding principal balance of the Lender’s Term Loans made to the Borrower, together with interest thereon, at the rate or rates, in the amounts and at the time or times set forth in the Amended and Restated Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of September 24, 2021, by and among nVent Finance S.à r.l., nVent Electric plc, Hoffman Schroff Holdings, Inc., the other Affiliate Borrowers from time to time party thereto, the Lenders party thereto, the Documentation Agents, the Syndication Agents and JPMorgan Chase Bank, N.A., as the Administrative Agent, in each case at such place as the Administrative Agent may specify from time to time, in lawful money of the United States in immediately available funds.

Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

The Term Loans evidenced by this Note are prepayable in the amounts, and on the dates, set forth in the Credit Agreement. This Note is one of the Notes under, and as such term is defined in, the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof, and is entitled to the benefits set forth in the Loan Documents.

The Lender is hereby authorized to record on the schedule annexed hereto and any continuation sheets which the Lender may attach thereto (a) the date and amount of each Term Loan made by such Lender, (b) the character of each Term Loan as one or more ABR Borrowings, one or more ~~Eurocurrency~~Term Benchmark Borrowings, one or more RFR Borrowings, or a combination thereof, (c) the Interest Period ~~and Adjusted LIBO Rate~~ applicable to each ~~Eurocurrency~~Term Benchmark Borrowing, and (d) the date and amount of each conversion of, and each payment or prepayment of principal of, each Term Loan. No failure to so record nor any error in so recording shall affect the obligation of the Borrower to repay the Term Loans, together with interest thereon, as provided in the Credit Agreement, and the outstanding principal balance of the Term Loans as set forth in such schedule shall be prima facie evidence of the existence and amounts of the obligations recorded therein.

Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

NVENT FINANCE S.À R.L.

By: Name:
Title:

EXHIBIT G-1

FORM OF BORROWING REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below

[10 South Dearborn
Chicago, Illinois 60603

Attention: [ ]
Facsimile: [__________________ ]]19

With a copy to:

[ ]
[ ]
Attention: [ ]
Facsimile: [ ]

Re: nVent Finance S.à r.l.

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Credit Agreement dated as of September 24, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among nVent Finance S.à r.l., a Luxembourg private limited liability company (Société à responsabilité limitée), having its registered office at 26, boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 219846 (the “Company”), nVent Electric plc (the “Parent”), Hoffman Schroff Holdings, Inc. (the “Initial Affiliate Borrower”), the other Affiliate Borrowers from time to time party thereto, the institutions from time to time parties thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The [undersigned Borrower][Company, on behalf of [Affiliate Borrower],] hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection the [undersigned Borrower][Company, on behalf of [Affiliate Borrower],] specifies the following information with respect to such Borrowing requested hereby:

1.Name of Borrower:

2.The requested Borrowing is a [Revolving][Term Loan] Borrowing

3.Aggregate principal amount of Borrowing:20

4.Date of Borrowing (which shall be a Business Day):

19 If request is in respect of Revolving Loans in a Foreign Currency ~~or a Designated Loan~~, please replace this address with the London address from Section 9.01(a)(ii).
20 Not less than applicable amounts specified in Section 2.02(c).

5.Type of Borrowing (ABR ~~or Eurocurrency~~, Term Benchmark or RFR):

6.Interest Period and the last day thereof (if a ~~Eurocurrency~~Term Benchmark Borrowing):21

7.Agreed Currency:

8.Location and number of the Borrower’s account or any other account agreed upon by the Administrative Agent and the Borrower to which proceeds of Borrowing are to be disbursed:

[Signature Page Follows]

The undersigned hereby represents and warrants that the conditions to lending specified in Section[s] [4.01 and]22 4.02 of the Credit Agreement are satisfied as of the date hereof.

Very truly yours,

[NVENT FINANCE S.À R.L.,
as the Company]

[AFFILIATE BORROWER,
as a Borrower]

By:

Name:
Title:

21 Which must comply with the definition of “Interest Period” and end not later than the applicable Maturity Date.
22 To be included only for Borrowings on the Effective Date.

EXHIBIT G-2

FORM OF INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below

[10 South Dearborn
Chicago, Illinois 60603

Attention: [ ]
Facsimile: ([ ]) [ ]-[____ ]]23

Re: nVent Finance S.à r.l.

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Credit Agreement dated as of September 24, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among nVent Finance S.à r.l., a Luxembourg private limited liability company (Société à responsabilité limitée), having its registered office at 26, boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 219846 (the “Company”), nVent Electric plc (the “Parent”), Hoffman Schroff Holdings, Inc. (the “Initial Affiliate Borrower”), the other Affiliate Borrowers from time to time party thereto, the institutions from time to time parties thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The [undersigned Borrower][Company, on behalf of [Affiliate Borrower],] hereby gives you notice pursuant to Section 2.08 of the Credit Agreement that it requests to convert an existing Borrowing under the Credit Agreement, and in that connection the [undersigned Borrower][Company, on behalf of [Affiliate Borrower],] specifies the following information with respect to such conversion requested hereby:

1.List Borrower, date, Type, Class, principal amount, Agreed Currency and Interest Period (if applicable) of existing Borrowing:

2.Aggregate principal amount of resulting Borrowing:

3.Effective date of interest election (which shall be a Business Day):

4.Type of Borrowing (ABR, Term Benchmark or ~~Eurocurrency~~RFR):

5.Interest Period and the last day thereof (if a ~~Eurocurrency~~Term Benchmark Borrowing):24

6.Agreed Currency:

23 If request is in respect of Revolving Loans in a Foreign Currency ~~or a Designated Loan~~, please replace this address with the London address from Section 9.01(a)(ii).
24 Which must comply with the definition of “Interest Period” and end not later than the applicable Maturity Date.